UNITED STATED SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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G&K SERVICES, INC.
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G&K SERVICES, INC. 5995 Opus Parkway Minnetonka, Minnesota 55343 Notice of Annual Meeting of Shareholders, Thursday, November 3, 2011

To the Shareholders of G&K Services, Inc.:

The annual meeting of shareholders of G&K Services, Inc. will be held, pursuant to due call by our Board of Directors, at our corporate headquarters, 5995 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, November 3, 2011 at 10:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof, for the purpose of considering and taking action with respect to the following items:

1.	elect the three “Class I” directors named in the attached proxy statement to serve for terms of three years;

2.	ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal 2012;

3.	hold an advisory vote on executive compensation;

4.	hold an advisory vote on the frequency of the advisory vote on executive compensation; and

5.	transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to action of our Board of Directors, shareholders of record on September 6, 2011 will be entitled to vote at the meeting or any adjournment or postponement thereof.

A proxy for the meeting is enclosed. You are requested to complete and sign the proxy, which is solicited by our Board of Directors, and promptly return it in the enclosed envelope.

By Order of the Board of Directors

G&K Services, Inc.

Jeffrey L. Cotter

Vice President, General Counsel and Corporate Secretary

September 19, 2011

Proxy Statement of G&K Services, Inc.

Annual Meeting of Shareholders to be Held Thursday,

November 3, 2011

Voting by Proxy and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. to be used at the annual meeting of our shareholders to be held on Thursday, November 3, 2011, at 10:00 a.m. Central Daylight Time, at our corporate headquarters, 5995 Opus Parkway, Minnetonka, Minnesota 55343, or at any adjournment or postponement thereof, for the purpose of considering and taking action with respect to the following items:

1.	elect the three “Class I” directors named in this proxy statement to serve for terms of three years;

2.	ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal 2012;

3.	hold an advisory vote on executive compensation;

4.	hold an advisory vote on the frequency of the advisory vote on executive compensation; and

4.	transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

The approximate date on which this proxy statement and the accompanying proxy were first sent or given to shareholders was September 19, 2011.

Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the same at any time prior to its use and prior to the annual meeting by giving notice of such revocation to the company in writing, at the meeting or by executing and delivering a new proxy to our Secretary. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting or at any adjournment or postponement thereof. Mere presence at the annual meeting by a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the meeting. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting or any adjournment or postponement thereof.

Voting Procedures

The company has one class of voting securities outstanding: Class A Common Stock, $0.50 par value per share, of which 18,717,822 shares were outstanding as of the close of business on September 6, 2011, the record date for the annual meeting. Each share of Class A Common Stock is entitled to one vote on each matter put to a vote of shareholders. Our Class A Common Stock is referred to in this proxy statement as common stock. Only shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting or any adjournment or postponement thereof. A quorum, consisting of the holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting, is required for the transaction of business at the annual meeting. Such quorum must be present, either in person or represented by proxy, for the transaction of business at the annual meeting, except as otherwise required by law, our Amended and Restated Articles of Incorporation or our Amended and Restated Bylaws.

All shares entitled to vote and represented by properly executed proxies received prior to the annual meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by our board. If any director nominee should withdraw or otherwise become unavailable, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our board.

Election of Directors. A plurality of votes cast is required for the election of each director in proposal number 1.

Ratification of the Appointment of Independent Auditors. Proposal number 2 requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of shares present and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the annual meeting.

“Say-on-Pay” and “Say-When-on-Pay.” Proposals number 3 and 4 are non-binding advisory votes. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on proposal number 3 and will consider the outcome of the vote when making future compensation decisions for named executive officers. The option that receives a plurality of the votes cast will be considered the preferred choice of shareholders regarding the frequency of the advisory vote on executive compensation under proposal number 4.

A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on that proposal, and is in most cases effectively casting a negative vote. A shareholder, including a broker, who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” proposals, such as the ratification of the appointment of independent auditors. Brokers cannot vote on their customers’ behalf on “non-routine” proposals, such as the election of directors and the say-on-pay and say-when-on-pay proposals. These rules apply to us even though our common stock is traded on the NASDAQ Global Select Market. If a broker does not receive voting instructions as to a routine proposal, then it may exercise discretionary voting authority for or against the routine proposal and the shares will be counted for the purpose of establishing a quorum at the annual meeting and for the purpose of determining the outcome of the routine proposal. If a broker does not receive voting instructions as to a non-routine proposal, or chooses to leave shares unvoted on a routine proposal, then a “broker non-vote” will occur and those shares will be counted for the purpose of establishing a quorum at the annual meeting, but not for determining the outcome of those proposals. Shares that are subject to broker non-votes are considered not entitled to vote on the particular proposal and effectively reduce the number of shares needed to approve that proposal.

The Board of Directors unanimously recommends that you vote “FOR” the election of each director nominee named in this proxy statement, “FOR” the ratification of Ernst & Young LLP’s appointment as our independent auditor for fiscal 2012, “FOR” the advisory vote on executive compensation and “THREE YEARS” for the advisory vote on the frequency of the advisory vote on executive compensation.

PROPOSAL  NUMBER  1

Election of Class I Directors

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors is comprised of not less than three and not more than 12 directors, and our Amended and Restated Bylaws state that the number of directors is established by resolution of our board. Presently, our board consists of nine directors. Pursuant to our Amended and Restated Articles of Incorporation, our directors are divided into three classes, designated as Class I, Class II and Class III, and are elected to serve for staggered three-year terms of office that expire in successive years. The current terms of office for the directors in Class I, Class II and Class III expire, respectively, at the 2011, 2012 and 2013 annual shareholders’ meetings.

Ms. Crump-Caine and Messrs. Doyle and Pippin, each of whom currently serves as a Class I director, have been nominated by our board to serve as our Class I directors for a three-year term commencing immediately following the annual meeting and expiring at our 2014 annual shareholders’ meeting, or until such person’s successor is elected and qualified. If elected, each nominee has consented to serve as a Class I director.

Set forth below is information regarding the three individuals nominated for election to our board as Class I directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this proxy statement.

Director/Nominee Name (Age)	Business Experience	Director Since
Class I Nominees:
Lynn Crump-Caine (55)

Ms. Crump-Caine is a director of the company and serves as a member of the Audit Committee of our Board of Directors. Ms. Crump-Caine founded Outsidein Consulting and she currently serves as its Chief Executive Officer. Between 1974 and her retirement in 2004, Ms. Crump-Caine served in various senior capacities with McDonald’s Corporation, including as its Executive Vice President, Worldwide Operations and Restaurant Systems, from 2002 to 2004, its Executive Vice President, U.S. Restaurant Systems, from 2000 to 2002, and its Senior Vice President, U.S. Operations, from 1998 to 2000. Ms. Crump-Caine serves on the board of Krispy Kreme Doughnuts, Inc. (NYSE: KKD), where she chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committees. She also chairs the board of Advocate Health Care and is a member of that board’s Executive, Audit and Compensation Committees.

Ms. Crump-Caine’s far-reaching operational experience, including in various senior positions with McDonald’s Corporation, gives her a unique understanding of complex operating systems. Ms. Crump-Caine provides a valuable perspective to our board in a multitude of areas, including training, brand development and operations. Ms. Crump-Caine is well positioned to understand the multifaceted governance matters facing large public companies today. Ms. Crump-Caine also brings useful insights from, among other things, her service on other boards, including another public company board, and her commitment to continuing education.

2008

J. Patrick Doyle (48)

Mr. Doyle is a director and serves as a member of the Compensation Committee of our Board of Directors. Mr. Doyle currently serves as a director and as President and Chief Executive Officer of Domino’s Pizza, Inc. (NYSE: DPZ), a position he has held since March 2010. Prior to being named Domino’s President and Chief Executive Officer, Mr. Doyle served as President of Domino’s U.S.A. from September 2007 to March 2010, as Domino’s Executive Vice President of U.S. Corporate Stores from October 2004 to September 2007, as Domino’s Executive Vice President of International from May 1999 to October 2004, as Domino’s interim Executive Vice President, Build the Brand, from December 2000 to July 2001 and as Domino’s Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. Prior to joining Domino’s, Mr. Doyle served as Vice President and General Manager for the U.S. baby food business of Gerber Products Company.

Mr. Doyle’s top-level executive and board experience with Domino’s Pizza enables him to understand the importance and effective means of achieving sales growth, building shareholder value and cultivating a business environment committed to quality, productivity and continuous improvement. Mr. Doyle also has experience managing complex route delivery systems. Our board has benefited from Mr. Doyle’s extensive merger and acquisition experience, as well as his familiarity with international business issues. Finally, Mr. Doyle’s wide-ranging experience in the food service industry provides our board with valuable insight into creating relevant marketing and growth strategies and building brand awareness.

2005

M. Lenny Pippin (64)

Mr. Pippin is a director, serves as the Chairman and Presiding Director of our Board of Directors and serves as Chair of the Corporate Governance Committee of our Board of Directors. Mr. Pippin served as Vice Chairman, President and Chief Executive Officer of The Schwan Food Company, a branded frozen-food company, from November 1999 until February 2008. Mr. Pippin is currently a business consultant. Prior to joining Schwan’s, Mr. Pippin served as President and Chief Executive Officer of Lykes Brothers, Inc., a privately held corporation with operating divisions in the food, agriculture, transportation, energy and insurance industries.

Mr. Pippin’s prior business experience with The Schwan Food Company and Lykes Brothers provides him with a keen understanding of the many strategic and operational challenges facing companies such as ours, including the importance of managing a complex route delivery system. Mr. Pippin also has experience with building sales, improving brand awareness, ensuring leadership development and understanding issues facing international businesses. As Chairman of our board, Mr. Pippin possesses valuable leadership, analytical, strategic and risk assessment skills. Mr. Pippin is also well versed with corporate governance requirements facing boards of large public companies.

2001

Our Board of Directors unanimously recommends that you vote “FOR” the election of each director nominee named in this proxy statement.

Directors and Executive Officers of the Company

Name	Age	Title	Director Term Expires
Douglas A. Milroy	52	Chief Executive Officer and Director (Class II)	2012
Jeffrey L. Wright	49	Executive Vice President, Chief Financial Officer and Director (Class II)	2012
Robert G. Wood	63	President, G&K Services Canada Inc.	—
Jeffrey L. Cotter	44	Vice President, General Counsel and Corporate Secretary	—
Timothy N. Curran	50	Senior Vice President, U.S. Field	—
John S. Bronson	63	Director (Class III)	2013
Lynn Crump-Caine	55	Director (Class I)	2011
J. Patrick Doyle	48	Director (Class I)	2011
Wayne M. Fortun	62	Director (Class III)	2013
Ernest J. Mrozek	58	Director (Class III)	2013
M. Lenny Pippin	64	Director, Chairman of the Board and Presiding Director (Class I)	2011
Alice M. Richter	58	Director (Class II)	2012

Douglas A. Milroy – Mr. Milroy has served as our Chief Executive Officer and a director since May 2009. Mr. Milroy served as our President, Direct Purchase and Business Development from November 2006 to May 2009. Mr. Milroy joined us with more than 20 years of global leadership experience in business-to-business organizations. Most recently, between 2004 and November 2006, Mr. Milroy was managing director of The Milroy Group LLC, a firm focused on the acquisition and management of industrial companies in partnership with other investors. Prior to that, between 2000 and 2004, Mr. Milroy was the Vice President and General Manager – Food and Beverage North America and Water Care for Ecolab, Inc. Mr. Milroy has also held senior positions with FMC Corporation and McKinsey & Company. Mr. Milroy serves on the board of JSJ Corporation, where he is a member of the Compensation and Audit Committees.

Mr. Milroy brings to our board his broad strategic vision for our company, and he is a trusted advisor. Mr. Milroy has in-depth knowledge of all aspects of our company and its business, together with a deep understanding and appreciation of our customers and their business operations. Mr. Milroy creates a critical link between management and the board, enabling the board to perform its oversight function with the benefit of management’s perspective on the business. As Chief Executive Officer, Mr. Milroy is responsible for determining the company’s strategy and for communicating that strategy throughout the organization. Mr. Milroy’s prior business experience, including his international business experience, provides him with a valuable perspective on operational, strategic and management matters facing large companies and an intimate understanding of motivating employees to ensure effective execution of initiatives. Mr. Milroy also has extensive experience with merger and acquisition transactions, including integrating companies to realize synergies and create efficiencies.

Jeffrey L. Wright – Mr. Wright has served as our Executive Vice President and a director since May 2009 and as our Chief Financial Officer since 1999. Previously, Mr. Wright served as our Senior Vice President from January 2004 until May 2009, our Secretary from February 1999 until May 2004, and our Treasurer from February 1999 until November 2001. Mr. Wright was employed with BMC Industries, Inc. from 1996 until 1999, serving as its Controller from 1996 to 1998 and as its Treasurer from 1998 to 1999. From 1993 to 1996, Mr. Wright was Treasurer for Employee Benefit Plans, Inc.

From 1984 to 1993, Mr. Wright was employed with Arthur Andersen & Co. Mr. Wright serves as immediate past Chairman of the Textile Rental Services Association, serves as a director of the Greater Twin Cities United Way and is a director of Hawkins, Inc. (NASDAQ: HWKN), where he serves on the Compensation and Governance and Nominating Committees and chairs the Audit Committee.

Mr. Wright’s long tenure with our company provides him with deep institutional knowledge. Mr. Wright also has a comprehensive knowledge of the industrial laundry business, including as a result of his positions held with our industry trade association. Mr. Wright is also able to provide our board with valuable insight with respect to the negotiation and implementation of mergers and acquisitions. Mr. Wright’s financial and public accounting experience provide him with a breadth of knowledge related to financial oversight, internal control over financial reporting and the alignment of financial and strategic initiatives.

Robert G. Wood – Mr. Wood has served as President of G&K Services Canada Inc. and affiliated entities since 1998, and as one of our Regional Vice Presidents between 1997 and 1998. Mr. Wood joined the company in 1995 as a General Manager and served as Executive Vice President of the company from May 2000 until July 2002. Prior to joining the company, Mr. Wood was Vice President of Marketing and Director of Sales with Livingston International, Inc., where he spent 23 years in a variety of operating, sales, service and marketing positions.

Jeffrey L. Cotter – Mr. Cotter has served as our Vice President and General Counsel since June 2008. Mr. Cotter joined the company as Senior Corporate Counsel in January 2006 and was named Director of Legal Services and Corporate Secretary in September 2007. Prior to joining the company, since 2003, Mr. Cotter was a shareholder in the law firm of Leonard, Street and Deinard Professional Association, where he specialized in securities law, as well as in mergers, acquisitions and related transactions. Prior to being a shareholder in Leonard, Street and Deinard, Mr. Cotter was an associate at the firm (1997-1999; 2001-2003), as well as Assistant General Counsel of Stockwalk.com, Inc. (1999-2001) and an associate in the law firm of Briggs & Morgan, P.A. (1995-1997). Mr. Cotter also serves on the Textile Rental Services Association’s Government Affairs Committee.

Timothy N. Curran – Mr. Curran has served as our Senior Vice President, U.S. Field since October 2008. Mr. Curran joined the company as Regional Vice President in 2004. Prior to joining the company, Mr. Curran served as Vice President, Operations for a distribution division of WebMD from 2002 to 2004, and served as Division General Manager and Director of Business Development for OMNOVA Solutions, a performance chemical and decorative products company, from 2000 to 2002. Mr. Curran also held various operating and leadership positions with Honeywell International Inc. from 1993 to 2000.

John S. Bronson – Mr. Bronson is a director of the company and serves as a member of the Compensation and Corporate Governance Committees of our Board of Directors. Mr. Bronson was Senior Vice President, Human Resources for Williams-Sonoma, Inc., a specialty retailer of home furnishings, from 1999 to 2003. Prior to his employment with Williams-Sonoma, Inc., Mr. Bronson held several senior human resource-related management positions with PEPSICO, from 1979 to 1999, including as its Executive Vice President, Human Resources Worldwide for Pepsi-Cola Worldwide.

Mr. Bronson’s experience in human resource-related positions with Williams Sonoma and PEPSICO and its related entities provides him with substantial experience and knowledge with respect to the many complex issues surrounding human resources, benefits and compensation. Mr. Bronson offers us a unique perspective on leadership development, employee relations and compensation issues. Mr. Bronson also has extensive international business experience, and he understands the complexities of managing a route distribution system. Mr. Bronson has a deep understanding of the diverse and complex issues that boards of large public companies must address.

Lynn Crump-Caine – see information under “Election of Class I Directors” above.

J. Patrick Doyle – see information under “Election of Class I Directors” above.

Wayne M. Fortun – Mr. Fortun is a director and serves as Chair of the Compensation Committee of our Board of Directors. In 1983, Mr. Fortun was elected director and named President and Chief Operating Officer of Hutchinson Technology, Inc. (NASDAQ: HTCH), a world leader in precision manufacturing of suspension assemblies for disk drives, and was appointed its Chief Executive Officer in May 1996, a position he continues to hold today. Mr. Fortun also serves as a director of C.H. Robinson Worldwide, Inc. (NASDAQ: CHRW), a global provider of multimodal transportation services and logistics solutions, where he serves as the chair of the Compensation Committee.

As the longest-serving member of our board, Mr. Fortun has abundant knowledge of our company and its business. Mr. Fortun’s significant experience with Hutchinson Technology provides him with critical knowledge of the management, financial and operational requirements of a large company. Mr. Fortun also provides our board with insight into international business issues. In addition, as a result of his long tenure as a director of another large public company, Mr. Fortun is well possessed with a deep understanding of the roles and responsibilities of public company board members.

Ernest J. Mrozek – Mr. Mrozek is a director and serves as a member of the Audit Committee of our Board of Directors. Mr. Mrozek is also one of our Audit Committee Financial Experts. Mr. Mrozek served as Vice Chairman and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company, from November 2006 until his retirement in March 2008. Mr. Mrozek also served as President and Chief Financial Officer of The ServiceMaster Company from January 2004 to November 2006 and as its President and Chief Operating Officer from 2002 to January 2004. He served as President and Chief Operating Officer of ServiceMaster Consumer Services, ServiceMaster’s largest segment, from January 1997 until 2002. Mr. Mrozek joined ServiceMaster in 1987 and held various senior positions in general management, operations and finance, in addition to those specifically noted above. Prior to joining ServiceMaster, Mr. Mrozek spent 12 years with Arthur Andersen & Co. Mr. Mrozek previously served on the board of Chemed Corporation (NYSE: CHE) until May 2010 and currently serves on the board of IDEX Corporation (NYSE: IEX), where he is a member of the Audit Committee.

Mr. Mrozek’s executive operating and financial responsibilities with The ServiceMaster Company and his other board service provide him with a keen understanding of the management, financial and operational requirements of a large public company, including effective growth, retention and capital structure strategies, as well as an understanding of the roles and responsibilities of board members of such companies. Additionally, Mr. Mrozek is able to draw upon his public accounting experience and financial oversight positions as he assists our board in evaluating our financial results, internal controls, financial reporting and risk management practices.

M. Lenny Pippin – see information under “Election of Class I Directors” above.

Alice M. Richter – Ms. Richter is a director and serves as Chair of the Audit Committee of our Board of Directors. Ms. Richter is also one of our Audit Committee Financial Experts. Ms. Richter has been retired since June 2001. Prior to her retirement, Ms. Richter was a certified public accountant with KPMG LLP for 26 years. Ms. Richter joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, Ms. Richter served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and also served as a member of the Board of Trustees of the KPMG Foundation. Ms. Richter is a member of the boards of West Marine, Inc. (NASDAQ: WMAR), where she serves as Chair of the Audit Committee, Bluestem Brands, Inc., where she serves as the Chair of the Audit Committee, and Thrivent Financial for Lutherans, where she serves on the Human Resources and Executive Compensation Committee and the Governance Committee.

With more than 25 years of experience with a large international public accounting firm, Ms. Richter possesses vast understanding of accounting principles and financial reporting, evaluating financial results and the processes of financial reporting, risk management and internal control over financial reporting of both publicly and privately held companies. Ms. Richter also brings useful corporate governance and compliance insights from, among other things, her service on boards and other audit committees and her commitment to continuing education as it pertains to board service and Sarbanes-Oxley compliance issues.

Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of our total compensation program for our Named Executive Officers (NEOs). Our NEOs consist of our Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and the three most highly compensated executive officers, other than our Chief Executive Officer and our Executive Vice President and Chief Financial Officer, who were serving as our executive officers at the end of fiscal 2011. This discussion focuses on our compensation program and decisions in fiscal 2011, each as they relate to these individuals; we also address why we believe the program is right for our company and our shareholders, and we explain how compensation is determined.

Executive Summary

The primary objective of our compensation program is to provide competitive compensation and benefit plans that enable us to attract, motivate and retain highly qualified, experienced executives and reward them for performance that creates long-term shareholder value. We strive to reward our NEOs fairly and competitively through a mix of base salary, short- and long-term incentives, benefits, career growth and development opportunities. We believe this mix drives company performance and assists with employee retention. Our NEOs are the following individuals:

—	Douglas A. Milroy, Chief Executive Officer;

—	Jeffrey L. Wright, Executive Vice President and Chief Financial Officer;

—	Robert G. Wood, Senior Vice President G&K Services Canada;

—	Timothy N. Curran, Senior Vice President of U.S. Rental Operations; and

—	Jeffrey L. Cotter, Vice President, General Counsel and Corporate Secretary.

Our company performed well during fiscal 2011, despite continuing weakness in the macroeconomic environment, little growth in employment among our customers and increasing fuel and commodity costs. Our adjusted earnings per diluted share increased 48% to $1.67 in fiscal 2011 from $1.13 in fiscal 2010, our adjusted return on invested capital increased 120 basis points to 5.8% from 4.6%, and our adjusted operating income margin increased 150 basis points to 7.4% from 5.9%. Our fiscal 2010 and 2011 results were adjusted to exclude the impact of a change in revenue recognition policy and plant consolidation and restructuring activities in both fiscal 2010 and 2011 and net gains from divestiture activities and asset sales and the impact of the 53rd week in fiscal 2010. New account sales increased 30% in fiscal 2011 from fiscal 2010, and we made progress on all elements of our strategic game plan – increased customer satisfaction and retention, improved operating execution, improved cost management and more effective management of underperforming locations. We believe that our management team’s leadership and commitment to our strategic plan directly impacted our strong fiscal 2011 performance and that the compensation of our NEOs appropriately rewarded them for these achievements.

In structuring the fiscal 2011 compensation program for our NEOs, the Compensation Committee of our Board of Directors considered a number of factors, including our financial and business results, the general economic outlook, individual performance and responsibilities, tenure, competitive data and our board approved financial plan for the fiscal year. Consistent with that financial plan, our Compensation Committee included in our fiscal 2011 executive compensation program challenging target financial performance objectives.

Within this framework, and reflecting its assessment of company and individual performance during fiscal 2011, our Compensation Committee took the following actions regarding compensation for our NEOs during fiscal 2011:

—	maintained, at his request, Mr. Milroy’s annual base salary at the same level as had been provided in fiscal 2010;

—	approved increases to the base salaries of our other NEOs of 3% or less;

—

approved annual cash incentive payouts for fiscal 2011 under our Management Incentive Plan (referred to as our MIP) that reflected performance at 157.69% of target for qualified performance-based measures;

—	granted to Mr. Milroy long-term equity awards whose grant date fair value was allocated evenly between stock options and restricted stock, and was set at 100% of his target grant value; and

—

granted to our other NEOs long-term equity awards whose grant date fair value was allocated 25% to stock options and 75% to restricted stock, and in each case reflected 100% or 110% of the NEO’s respective target grant value.

We believe that our compensation program is reasonable and market competitive, and that it fairly reflects our performance over time and aligns the interests of our executive officers with the interests of our shareholders. We emphasize compensation opportunities that reward our executives when they meet or exceed targeted qualified performance measures and individual goals and objectives. The actual total compensation of each NEO varies depending upon individual performance and responsibilities, tenure, competitive market data and the achievement of pre-established individual and corporate performance goals. Stock ownership expectations and equity incentives serve to align the interests of our executives with those of our shareholders and the long-term goals of the company. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives and have benefited our company over time.

Overview of Compensation

What person or group is responsible for determining the compensation levels of executive officers?

The Compensation Committee of our Board of Directors, which consists entirely of independent directors and whose membership is determined by our board, is responsible for:

—	approving the design and implementation of our executive compensation program for both NEOs and non-NEO executives;

—

receiving and evaluating input from Hay Group, the Compensation Committee’s independent compensation consultant, for the CEO’s compensation and input from both management and Hay Group for the remaining NEOs’ compensation;

—	annually reviewing NEO compensation and developing compensation recommendations to our board, after which only our independent directors vote on NEO compensation;

—	assessing risks arising from our compensation policies and practices for our employees;

—	regularly reporting on committee actions and recommendations at board meetings; and

—	working with the Audit and Corporate Governance Committees of our Board of Directors, as appropriate.

Our Compensation Committee has engaged Hay Group to serve as an independent compensation consultant. Hay Group has served the committee in this role since 2005. The consulting and advisory services provided by Hay Group to our Compensation Committee in connection with executive and director compensation are described later in this proxy statement in the section “Governance of the Company – Compensation Committee.” The Compensation Committee also works with our human resources and compensation and benefits professionals on the design and implementation of executive compensation programs and retirement plans, including the following qualified plans: the G&K Services Pension Plan (which was frozen on December 31, 2006) and the G&K Services 401(k) Savings Incentive Plan, and the following non-qualified plans: the Supplemental Executive Retirement Plan (which was frozen on December 31, 2006) and the Executive Deferred Compensation Plan. On behalf of our Compensation Committee, our Retirement Committee manages the administrative duties and responsibilities for our United States qualified and non-qualified retirement plans and serves as plan administrator of such qualified plans. Our Retirement Committee provides oversight to our Canada Pension Committee regarding the Canadian registered plans and retirement compensation arrangements and to our labor relations personnel with regard to union and multiemployer pension plan issues.

Certain of our senior officers have roles in the compensation process, as follows:

—	each NEO other than the Chief Executive Officer provides a self-evaluation prior to his performance review with Mr. Milroy;

—

twice annually, Mr. Milroy conducts a performance review of each NEO to assess such NEO’s performance against business and individual performance objectives, to note any significant strengths and accomplishments, and to note challenges and areas for improvement;

—

Mr. Milroy recommends compensation actions (base salary, assessment of individual performance on annual management incentive compensation calculation and equity grant) with respect to our NEOs, other than for himself, and submits those recommendations to the Compensation Committee for review;

—	Mr. Milroy conducts an assessment of his performance during the fiscal year, which he reviews with the Chairs of the Compensation and Corporate Governance Committees;

—	Mr. Milroy provides his perspective on recommendations provided by Hay Group regarding compensation program design issues;

—

our Senior Vice President, Human Resources actively provides input on plan design, structure and cost, and assesses the implications of all recommendations on recruitment, retention and motivation of company employees, as well as company financial results; and

—

when requested by the Compensation Committee, other officers, such as the Executive Vice President and Chief Financial Officer, Vice President and Controller, and our Vice President, General Counsel and Corporate Secretary, may also review recommendations on plan design, structure and cost, and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees, as well as our financial results.

Our independent directors also have roles in the compensation process, as follows:

—	each director completes an evaluation of Mr. Milroy’s performance;

—	the Corporate Governance Committee reviews these evaluations with the board; and

—	the independent directors vote on all compensation recommendations, consistent with the requirements of Section 162(m) of the Internal Revenue Code, which is discussed more fully below.

Discussion and Analysis

The following discussion and analysis is limited to our NEO compensation program, focuses on the program and decisions for fiscal 2011 and specifically answers the following questions:

1.	What are the objectives of our compensation program?

2.	What is our compensation program designed to reward?

3.	What is each element of compensation?

4.	Why do we choose to pay each element?

5.	How do we determine the amount/formula for each element?

6.	How does each element and our decision regarding that element fit into our overall compensation objectives and affect decisions regarding other elements?

7.	How do our compensation policies relate to our risk management practices and/or risk-taking incentives?

What are the objectives of our compensation program?

The primary objective of our compensation program is to provide competitive compensation and benefit plans that enable us to attract, motivate and retain highly qualified, experienced executives and reward them for performance that creates long-term shareholder value. We seek to increase shareholder value by rewarding performance with cost-effective compensation that ensures direct linkage between pay, company performance and results for our shareholders. Base salary, short- and long-term incentive opportunities will differ among NEOs due to the differing levels of roles and responsibilities of each NEO, tenure, competitive market data and the achievement of individual and corporate performance goals. We strive to drive performance and reward employees fairly and competitively through a mix of base salary, short- and long-term incentives, benefits, career growth and development opportunities. We believe that our base pay, short- and long-term incentives and other benefits are sufficiently balanced between short-term and long-term performance and do not encourage unnecessary risk-taking.

What is our compensation program designed to reward?

Our compensation program strives to effectively utilize elements of compensation under a total reward philosophy that combines annual and multi-year reward opportunities, which are designed to reward the achievement of company performance objectives, including long-term growth in shareholder value and successful execution of our strategic game plan, strong individual initiative and team performance.

What is each element of compensation and why do we choose to provide it?

There are five components of our executive compensation program:

—	base salary;

—	MIP;

—	long-term equity-based compensation;

—	benefits and perquisites; and

—	severance and change-in-control benefits.

We seek to allocate the mix of each of the above components to deliver a market-competitive total compensation package. Base salary and short- and long-term incentives are reviewed against external market data and internal comparisons to determine overall compensation levels. Short-and long-term incentives are expressed as a percentage of base compensation. For fiscal 2011, based on market data, we implemented a slight increase in base salary and a more significant increase in long-term incentives for our NEOs. Similarly, based on market data, in fiscal 2011, we made no change to our offered short-term incentives.

Base Salary

Base salary is fixed compensation designed to compensate NEOs for their level of experience and continued performance excellence in their individual roles. Providing executives with competitive base salaries allows us to attract high-caliber talent and retain executives’ on-going services by providing them with a level of financial certainty. We review executive base salary on an annual basis (generally comparing to the median of the competitive market for each position), and any increases are based on individual performance and responsibilities, tenure and prevailing market conditions. During fiscal 2011, we awarded merit pay increases to our NEOs based on individual performance and overall company performance. Our board also approved a base salary adjustment in fiscal 2011 for the Senior Vice President, U.S. Field based on market data. At Mr. Milroy’s request, the board did not adjust Mr. Milroy’s fiscal 2011 base salary.

For fiscal 2011, each of our NEO’s annual base salary set by the Compensation Committee (effective September 1, 2010) reflected the following percentage of the market median: Mr. Milroy – 79%; Mr. Wright – 105%; Mr. Wood – 161%; Mr. Curran – 82%; and Mr. Cotter – 89%. Each

NEO’s actual relationship to the median differs due to job content and responsibilities, tenure, individual performance and the fact that in fiscal 2010, we changed the market data to which we compare our compensation, choosing to compare ourselves to companies with reduced revenue bases.

Annual Management Incentive Plan (MIP)

Our MIP is a variable pay program tied to achievement of annual business and individual performance goals. The MIP is designed to compensate NEOs for meeting specific company financial goals and for individual performance. MIP target incentive levels are based on competitive market data, job content and responsibilities, tenure and internal equity. Cash incentive awards to our NEOs that are based on qualified performance-based measures are settled in cash as performance awards under our Restated Equity Incentive Plan (2010), with terms similar to our MIP awards, so that any payments will be deductible pursuant to Section 162(m) of the Internal Revenue Code. Target incentive levels are expressed as a percentage of base salary, as follows:

Position	Target Incentive (as a % of Base Salary)
Chief Executive Officer	75%
Executive Vice President and Chief Financial Officer	60%
President, G&K Services Canada	50%
Senior Vice President, U.S. Field	50%
Vice President, General Counsel and Corporate Secretary	40%

As stated above, short-term incentive percentages are compared to market as well as to internal comparisons and will vary based on each NEO’s position and responsibilities and tenure within the company.

Management Incentive Plan Payouts

In fiscal 2011, our MIP design utilized an annual measurement period for financial goals. The MIP payout was calculated based on actual performance against measures set at the beginning of the fiscal year. These measures were reviewed and approved by the Compensation Committee. The measures aligned NEOs with clear line-of-sight responsibility to:

—

Qualified Performance-Based Financial Measures:    revenue, earnings per share (EPS) and return on invested capital (ROIC) were chosen as the key financial measures for the performance portion of the MIP because they best represent our primary short-term financial goals and align with and support the attainment of our long-term strategy. ROIC is calculated by dividing adjusted net operating income after tax (assuming a 40% tax rate) by invested capital. Invested capital is equal to the sum of total debt and shareholders’ equity, less cash.

—

Individual Discretionary:    discretionary assessment of performance, which, as discussed in more detail below, considers all dimensions of performance over the year, including individual performance, functional leadership, teamwork and collaboration and results achieved on assigned tasks or projects.

Plan Measures and Weights and Performance Targets

The MIP measures and weights for fiscal 2011, as well as the performance targets and results, are as follows:

Plan Measures	Weights		Performance Targets for Financial Measures			Results(3)
	CEO	EVP, President G&K Canada, SVP and VP	Threshold	Target	Maximum	Achievement	Payout Factor
Qualified Performance Measures:			0% Payout	100% Payout	200% Payout
Revenue Achievement(1)	32%	28%	$765.0 million	$813.8 million	$838.2 million	101.1%	128.1%
EPS Achievement(1)	32%	28%	$1.16	$1.45	$1.56	108.5%	200.0%
ROIC Achievement(1)	16%	14%	4.3%	5.4%	5.8%	103.2%	132.3%
Individual Discretionary:	20%	30%	N/A	N/A	N/A		(2)
Total	100%	100%

(1)	In order to earn a payout for this objective, performance must be achieved above the threshold level.

(2)

The actual payout factor for each NEO for the individual discretionary assessment component of the MIP for fiscal 2011, expressed as a percentage of the applicable 20% or 30% weight, was as follows: Mr. Milroy –160%, Mr. Wright – 120%, Mr. Curran – 175%, Mr. Wood – 140% and Mr. Cotter – 140%.

(3)

At the Compensation Committee’s discretion, certain adjustments, including gains on asset sales and divestitures and income from a previously disclosed accounting change, as well as additional adjustments in accordance with the MIP plan document and our compensation philosophy, were excluded for purposes of calculating incentive compensation. The maximum payouts for NEOs and other executives reporting to the CEO were determined based on a formula for the financial measures, as follows: if consolidated total revenue was between 100% and 102% of target, for each 1% of consolidated total revenue above target, the payout factor increased by 25% up to 150%, after which each 1% of consolidated revenue over target resulted in a 50% increase in the payout factor, up to a maximum payout of 200%; when EPS and ROIC were between 100% and 105% of target, for each 1% above the target, the payout factor increased by 10% up to 150%, after which each 0.5% increase over target resulted in a 10% increase to the payout factor, up to a maximum payout of 200%. Actual results are calculated against plan, and payouts are adjusted accordingly to recognize achievement above the threshold.

Plan measures and weights were carefully reviewed and approved by the Compensation Committee. Performance targets are recommended prior to each fiscal year based on business unit plans, expected progress toward long-term goals and anticipated market conditions. The annual performance targets for company revenue, EPS and ROIC are then presented to and approved by the Compensation Committee based on the company’s overall financial plan approved by our board. In fiscal 2011, the financial plan and performance targets reflected the fact that fiscal 2011 included only 52 weeks versus the 53 weeks included in fiscal 2010 and considered the business divestitures that occurred during fiscal 2010. MIP payouts for company financial measures are based on actual business results compared to the performance targets, which were approved at the beginning of the fiscal year, subject to certain limited adjustments, as noted in the “Executive Summary” section above and in the footnotes to the above table. We strive to recognize all achievement between the threshold and maximum levels of performance; therefore actual results are calculated against plan and payouts are adjusted accordingly to recognize achievement above the threshold. Achievement of the target yields a 100% payout of the incentive. Incentive payouts are calculated using a mathematical formula which provides a modest incremental payout for performance above threshold, but below target. Greater increments in the incentive payout are applied for performance above target to incentivize overachievement. For purposes of complying with Section 162(m) of the Internal Revenue Code, the performance portion of MIP payouts for certain of our NEOs is paid pursuant to our Restated Equity Incentive Plan (2010) that was approved by our shareholders.

At the end of the fiscal year, Mr. Milroy recommends a rating of the results for his direct reports, including executives other than NEOs, and presents such recommendations to the Compensation Committee for review and, with respect to the NEOs, to the independent members of the board for final review and approval. Mr. Milroy’s performance is evaluated by the Corporate

Governance Committee, with the board, excluding Messrs. Milroy and Wright, finally reviewing and approving the committee’s recommended rating on Mr. Milroy’s individual performance. As is discussed more fully below, to ensure that we meet the requirements of Section 162(m) of the Internal Revenue Code, our independent directors approve all compensation decisions for our NEOs.

MIP Calculation for Fiscal 2011

The payout for each qualified performance-based measure of an NEO’s MIP calculation is determined by multiplying the following factors: the NEO’s base salary, his target incentive percentage, the applicable measure weight and the payout factor. The total payout is equal to the sum of the payouts for each measure. Our Compensation Committee determines incentive compensation plan design for financial measures based generally on achievement of certain targets against an internal business plan approved annually by our board, subject to certain limited adjustments, as discussed in the footnotes to the “Plan Measures and Weights and Performance Targets” table above. Over the past three years, the payout percentage has ranged from 0% to 158% of each executive participant’s target award opportunity for these measures, with an average payout percentage equal to approximately 81% of the target award opportunity. MIP payouts are currently capped at 200% of target.

The Compensation Committee determines the individual discretionary portion of each NEO’s MIP award following recommendations from Mr. Milroy, other than with respect to himself. With respect to all NEOs, including Mr. Milroy, the Compensation Committee recommends the individual discretionary bonus amounts to the independent members of our board based on performance, company results, market data and previous awards. Our independent directors approve the individual discretionary award for all NEOs, pursuant to the requirements of Section 162(m) of the Internal Revenue Code.

In making specific grants relative to the discretionary component of each NEO’s award, the independent members of our board, the Compensation Committee and Mr. Milroy, other than with respect to himself, considered the following individual accomplishments:

Douglas A. Milroy

—  leadership, refinement and ongoing execution of our strategic game plan;

—  fostering the development of organizational skills and capabilities;

—  responsibility for ongoing day-to-day execution of key business initiatives; and

—  developing a cohesive leadership team.

Jeffrey L. Wright

—  refinement and ongoing execution of our strategic game plan;

—   responsibility for all financial, accounting and financial reporting obligations;

—  management of the company’s overall corporate finance and capital structure needs;

—  effective cost management; and

—  in-depth financial analysis.

Robert G. Wood

—  refinement and ongoing execution of our strategic game plan;

—  leadership and strategic direction of our Canadian corporate and field operations;

—  leadership of process improvement initiatives throughout our Canadian field operations; and

—  effective cost management and significant improvements in certain underperforming locations.

Timothy N. Curran

—  refinement and ongoing execution of our strategic game plan;

—  leadership and strategic direction of our U.S. field operations;

—  leadership of process improvement initiatives throughout our U.S. field operations; and

—  effective cost management and significant improvements in certain underperforming locations.

Jeffrey L. Cotter

—  refinement and ongoing execution of our strategic game plan;

—  effective legal support for company-wide business initiatives;

—  leadership of our enterprise risk management process; and

—  attendance to our ongoing legal matters and corporate governance needs.

Long-Term Equity Compensation

Long-term equity compensation supports strong organization performance over a period of three to five years, depending on the type of equity granted. Long-term equity compensation aligns NEOs’ compensation with shareholders’ interests, rewards NEOs for increasing long-term shareholder value, and promotes executive retention. Similar with cash compensation, long-term equity award targets for each position are established each year based on competitive market data and are targeted to market median levels, while taking into account the rate at which equity grants deplete the number of shares available for grant and shareholder dilution. We also consider individual performance when granting equity awards.

In fiscal 2011, we granted two types of equity awards:

—

Non-Qualified Stock Options – each stock option represents the right to purchase a specified number of shares of our common stock at a price equal to the fair market value of the common stock on the date of grant. All options granted during fiscal 2011 vest and become exercisable in equal installments over three years, commencing on the first anniversary of the grant date, and have a term of ten years.

—

Restricted Stock – restricted stock represents the issuance of shares of common stock that are subject to restrictions. Restrictions on all restricted stock granted during fiscal 2011 lapse in equal installments over five years, commencing on the first anniversary of the grant date.

Grant Targets and Mix

Our equity grant practice is to use a combination of stock options (to reward profitable growth) and restricted stock (to support retention). Each year, we establish target grant values taking into consideration market median grant levels, while still managing annual run rate and shareholder dilution. For fiscal 2011, the grant date fair value of the long-term incentive awards for each of our NEOs consisted of the following percentage of the market median: Mr. Milroy – 74%; Mr. Wright – 103%; Mr. Wood – 104%; Mr. Curran – 97%; and Mr. Cotter 85%. With respect to the target expected value of equity compensation grants, for fiscal 2011 for each of our NEOs other than Mr. Milroy, the Compensation Committee approved an allocation of 25% stock options and 75% restricted stock. For Mr. Milroy, the Compensation Committee approved an allocation of 50% stock options and 50% restricted stock, which we believe appropriately encourages achievement of our profitable growth objectives. After establishing the mix, the target grant dollar levels are converted into shares using the following formulas:

—	Stock Options: (percentage allocated to stock options x target grant dollar level)/Black Scholes value

—	Restricted Stock: (percentage allocated to restricted stock x target grant dollar level)/per share value of our common stock as of the date of the calculation.

Based on the considerations outlined above, in fiscal 2011, each of our NEOs received equity grants equal to the following percentage of their respective target dollar value: Mr. Milroy – 100% of $980,000 target; Mr. Wright – 100% of $302,384 target; Mr. Wood – 110% of $263,141 target; Mr. Curran – 110% of $263,141 target; and Mr. Cotter – 100% of $193,369 target. All grants are based on target values and each respective NEO’s individual performance and responsibilities and tenure.

Grant Practice

We make our equity grants effective as of the date of the August board meeting, which occurs after our year-end earnings announcement. On occasion, the Compensation Committee may grant stock options or restricted stock to NEOs at times other than the annual grant date, e.g., upon hire or promotion, with the price set equal to the closing market price on the day of grant.

Equity Holding Guidelines

We believe that requiring executive officers to hold significant amounts of our common stock strengthens the alignment of our executive officers’ interests with those of our shareholders and promotes achievement of long-term business objectives. Currently, our equity holding guidelines require NEOs to hold one-half of all shares granted for three years, net of the number of any shares required to cover estimated taxes and exercise costs. The holding requirements apply to restricted stock at the time of vesting and stock options at the time of exercise. Our NEOs are allowed five years to achieve ownership targets, which are five times base salary for Mr. Milroy and three times base salary for the remaining NEOs. The Compensation Committee annually reviews the progress against the ownership guidelines. Each of our NEOs has either achieved or is on track to achieve his requisite level of ownership.

Benefits

Benefits include health and welfare, retirement, and perquisite programs that are intended to provide financial protection and security to NEOs and their families and to reward their dedication and long-term commitment to the company. Our sponsorship (coupled with competitive employee cost-sharing arrangements) of these plans is critical to our ability to attract and retain the talent we need to support our overall business objectives. NEOs have the opportunity to participate in the same retirement, health and welfare plans as our other salaried employees, as well as the following supplemental benefits:

—

Supplemental Executive Retirement Plan (SERP) (this plan was frozen as of December 31, 2006; therefore Messrs. Milroy and Cotter do not participate, nor does Mr. Wood, as he is a Canadian employee and not covered by the plan);

—	Executive Deferred Compensation Plan (DEFCO);

—	executive long-term disability insurance;
—	financial planning services

■	Chief Executive Officer – $7,500 each year

■	All other NEOs – $5,000 each year;

—	executive physical; and

—	weekly taxable car allowance: Mr. Milroy – $375, Mr. Wood – $413 CAD, Mr. Wright – $375 and Mr. Curran – $231. Mr. Cotter does not receive a car allowance.

Severance and Change-in-Control Benefits: Employment Agreements

Severance and change-in-control benefits include salary and certain benefits that are paid in the event of termination of employment under certain circumstances, including following a change in control. Generally, severance compensation is paid if an NEO is terminated within a specified time period following a change in control. Additionally, restricted stock and stock options generally vest immediately upon a change in control, which allows the NEO to participate and realize benefits as an equity holder in the transaction resulting in the change in control. Severance and change-in-control benefits help attract executive talent and create an environment that provides for adequate business transition and knowledge transfer during times of change. We currently utilize employment agreements for the following positions in our organization: Chief Executive Officer, Executive Vice President and Chief Financial Officer, President, G&K Services Canada Inc. and Senior Vice President. We have entered into employment agreements with Messrs. Milroy, Wright, Wood and Curran that provide benefits to the executive if, among other things, he is terminated after a change in control of the company. We also have in place an Executive Severance and Change in Control Policy under which Mr. Cotter is entitled to certain benefits, including following certain termination and change in control events. These agreements and policy were put in place and the related triggers were selected to assure that we will have the continued dedication, undivided loyalty and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the company. We also believe that these agreements and policy are beneficial because, in consideration for these severance arrangements, the executives agree to noncompetition and non-solicitation covenants for a period of time following termination of employment.

Why do we choose to pay each element?

We strive to effectively utilize elements of compensation under a total reward philosophy that combines annual and multi-year reward opportunities. Our intent is to develop a compensation program that rewards the annual accomplishment of the company’s goals and objectives while supporting our long-term business strategy. We strive to encourage our executives to increase shareholder value.

How do we determine the amount/formula for each element?

Executive compensation is reviewed annually, as follows:

Compensation Committee Meeting Held In:	Agenda
February	Review and approve the peer group; review executive equity holdings
June	Review market data; establish equity guidelines; review and approve MIP design and approve company financial performance targets for the upcoming fiscal year
August	Review director compensation; review performance for prior year and recommend merit increases; MIP payouts and equity grants for NEOs, provided our independent directors approve all compensation actions for NEOs

Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by selected employers of comparable size, growth and profitability, both in and outside our industry. Annually, the Compensation Committee reviews all elements of executive compensation, individually and in the aggregate, against market data for companies with which we compete for executive talent. Hay Group works with our internal human resources and compensation and benefits professionals in conducting research and formulating recommendations for the Compensation Committee’s consideration to determine the levels and components of compensation to be provided for the fiscal year. Hay Group also provides background material for consideration by the Compensation Committee with respect to compensation for Mr. Milroy. The Compensation Committee evaluates our executive compensation based on competitive market information obtained from proxy data from a peer group of 14 publicly-traded companies that have one or more of the following factors in common with our company: similar industry sector (business services), similar size (revenue, capitalization, number of employees) or geographic proximity to our company. The Compensation Committee also evaluates competitive market information by reviewing general survey data from similarly sized companies.

We benchmark the total direct compensation of our NEOs using published compensation survey data and against our peer group. While we consider data from both sources for setting compensation for all of our NEOs, we rely on peer group data more heavily for Messrs. Milroy and Wright, as the peer group has more reliable comparisons for their positions. When we deliver targeted financial results, we aim to provide total direct compensation (base salary, cash bonus, and equity awards) at the 50th percentile of our peer group or at the median of the market data. We assess our position against the 50th percentile or market median as a percent, 100% equating to the 50th percentile or market median. We seek to pay our executives fairly and to directly link pay to performance. For fiscal 2011, incentive compensation (annual cash bonus and equity awards) accounted for approximately 70% of the total direct compensation of Mr. Milroy and 57% of the average total direct compensation of our other NEOs.

Peer Group Data

The various total direct compensation elements of our executive compensation program for fiscal 2011 were benchmarked relative to the compensation provided to executives of the following companies:

—	Apogee Enterprises, Inc.

—	Casella Waste Systems, Inc.

—	Cintas Corporation

—	Clean Harbors, Inc.

—	Deluxe Corporation

—	Donaldson Company, Inc.

—	H.B. Fuller Company

—	Graco, Inc.

—	Rollins, Inc.

—	Stericycle, Inc.

—	Tennant Company

—	The Toro Company

—	TrueBlue Inc.

—	UniFirst Corporation

We annually review the peer group to ensure an appropriate mix of companies that are representative of the companies with which we compete for talent. During fiscal 2011, we reviewed the composition of the peer group and determined that it continued to reflect similar service industry companies, companies with headquarters located near our headquarters and companies with a similar revenue, capitalization and number of employees. As a result, no changes were made in the peer group from fiscal 2010, with the exception of the elimination of ADC Telecommunications, Inc. following its acquisition by another company.

General Survey Data

We also benchmark NEO compensation to survey data based on job responsibility, generally using market median data from companies with comparable revenue. We analyze data from Mercer, Towers Watson and Hay Group to ensure that we have an accurate representation of the market. While we are able to reliably compare the compensation for Messrs. Milroy and Wright against our peer group, when assessing compensation for other NEOs, we consider a combination of survey data, peer group data and internal comparisons. However, we do not utilize a specific formula to weight the different elements of data considered. We also review plan design, plan features and participant eligibility as part of our overall compensation analysis process.

Disparity among NEOs

There are no policy differences with respect to the compensation of individual NEOs. The compensation disparity among our NEOs is due to the fact that we also consider the following key variables in making NEO compensation decisions:

—	size and scope of the position and level of responsibility;

—	experience and capabilities of the NEO;

—	tenure in current position;

—	the NEO’s performance and potential;

—	internal equity;

—	unique market premiums for key positions; and

—	the NEO’s compensation history.

How does each element and our decision regarding that element fit into our overall compensation objectives and affect decisions regarding other elements?

In general, each NEO’s compensation at target is weighted more heavily on variable performance-based compensation than on fixed base compensation. This pay mix supports the role of the NEOs in enhancing value to shareholders over the long-term. The variable pay components at target (annual and long-term incentives) represented more than one-half of the total pay opportunity for all NEOs, all of which is at risk. Through this mix of pay, performance has a significant effect on the amount of compensation actually received by NEOs, and in making actual individual pay decisions related to performance, the Compensation Committee considers both company performance and individual NEO performance.

Because we utilize market data, the specific mix of base pay, short- and long-term incentives varies by NEO. For fiscal 2011, each NEO’s pay consisted of the following mix:

Name	Base Salary	Short-Term Incentive	Long-Term Incentive
Douglas A. Milroy	25%	30%	44%
Jeffrey L. Wright	37%	33%	30%
Robert G. Wood	41%	31%	27%
Timothy N. Curran	36%	30%	34%
Jeffrey L. Cotter	43%	26%	31%

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to our NEOs, unless the compensation constitutes “qualified performance-based compensation,” as defined in this code section. While the Compensation Committee considers the deductibility of compensation arrangements as an important factor in compensation decisions for NEOs, deductibility is not the sole factor used in ascertaining appropriate levels or modes of compensation. The qualified performance-based portion of the MIP payout for each NEO qualifies under 162(m) because it is based on performance measures that were approved by our shareholders in connection with our Restated Equity Incentive Plan (2010).

How do our compensation policies relate to our risk management practices and/or risk-taking incentives?

We design our compensation programs to ensure they do not encourage excessive risk-taking and are compatible with effective internal controls and risk management practices of the company. We believe the balance between short- and long-term incentives supports our shareholders’ desire that we deliver results while ensuring financial soundness of our company through various market cycles. Together with Hay Group, in fiscal 2011, our Compensation Committee again evaluated the current risk profile of our executive and broad-based compensation programs. In doing so, our Compensation Committee considered those of our policies and practices that serve to effectively manage or mitigate risk, including provisions of both our annual and long-term incentive plans. Specifically, our Compensation Committee continued to rely on our multiple performance measures, discretion in payment of individual awards and in granting stock awards, use of stock ownership guidelines and the ability of our Compensation Committee to incorporate claw back features in stock awards. Our Compensation Committee also noted our process of internal control over financial reporting that ensures our performance-based awards are based on accurate data, robust analysis of historical and anticipated payouts and our strengthening of an enterprise risk management function to assist with managing risk of all kinds. Based on this analysis, our Compensation Committee concluded that the architecture of our compensation programs, both executive and broad-based, provide multiple effective safeguards to protect against unnecessary risk-taking, effectively balancing risk and reward in the best interest of our shareholders.

Compensation Committee Report

The Compensation Committee of our Board of Directors has furnished the following report:

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the company’s management. Based on that review and discussion, the Compensation Committee has recommended to the company’s Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement for the 2011 annual meeting of shareholders.

JOHN S. BRONSON

J. PATRICK DOYLE

WAYNE M. FORTUN

The Compensation Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such report by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such acts.

Fiscal 2011 Summary Compensation Table

The table below shows the compensation of our NEOs for services in all capacities to the company in fiscal 2011. For a discussion of the amount of an NEO’s salary and bonus in proportion to his total compensation, see “Compensation Discussion and Analysis” on pages 6 to 13.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Douglas A. Milroy,	2011	550,000	471,974	489,999	652,377	–	(7)	132,900	2,297,250
Chief Executive Officer	2010	560,577	555,250	174,780	383,146	–		94,736	1,768,488
	2009	348,821	682,818	383,144	100,000	–		78,781	1,593,564
Jeffrey L. Wright,	2011	364,630	218,442	75,598	321,611	12,106		85,977	1,078,364
Executive Vice President and Chief Financial Officer	2010	364,205	255,748	69,878	191,620	82,044		72,841	1,036,336
	2009	355,154	532,205	101,540	78,594	15,178		90,546	1,173,217
Robert G. Wood,(8)	2011	427,052	209,101	72,363	325,377	–	(9)	74,534	1,108,426
President, G&K Services Canada	2010	412,582	158,579	43,295	197,331	–		60,673	872,460
	2009	369,260	160,898	92,299	46,157	–		59,483	728,097
Timothy N. Curran,	2011	299,807	209,101	72,363	248,396	3,692		54,880	888,239
Senior Vice President, U.S. Field	2010	280,492	158,579	43,295	131,171	25,052		50,758	689,347
	2009	264,363	72,652	80,314	44,000	4,667		106,408	572,404
Jeffrey L. Cotter,	2011	256,202	139,700	48,344	156,954	–	(7)	31,737	632,937
Vice President, General Counsel and Corporate Secretary	2010	256,483	90,284	24,672	92,397	–		27,272	491,108
	2009	220,742	51,062	29,270	31,501	–		20,608	353,184

(1)

Annual base salary rates approved reflect 52 weeks of pay. Our fiscal 2010 year included 53 weeks; thus, the actual base salaries paid in fiscal 2010 are slightly higher than the base salaries approved.

(2)

The dollar amounts represent the aggregate grant date fair value of restricted stock awards granted during each of the years presented. The grant date fair value of a restricted stock award is measured in accordance with FASB ASC Topic 718 using the valuation assumptions described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2011. Accounting estimates of forfeitures are not included in these figures.

(3)

The dollar amounts represent the aggregate grant date fair value of option awards granted during each of the years presented. The grant date fair value of an option award is measured in accordance with FASB ASC Topic 718 using the valuation assumptions described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2011. Accounting estimates of forfeitures are not included in these figures.

(4)	Includes MIP performance amounts earned for performance in fiscal years 2011, 2010 and 2009.

(5)

We do not pay above market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. For qualified and non-qualified pension plan benefits, the amount reported for each year represents (i) the actuarial present value of the accrued benefit as of June 30 of the applicable year and valued as of the same date, minus (ii) the actuarial present value of the accrued benefit as of June 30 of the previous year and valued as of the same date. The benefits have been valued assuming benefits commence at age 65 and using the FASB ASC Topic 715 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates.

(6)	The value of perquisites and other personal benefits is provided in this column (see table below).

(7)	Messrs. Milroy and Cotter do not participate in our SERP or our Pension Plan because their participation date would have been after those plans were frozen.

(8)

In the table above, Mr. Wood’s base salary, non-equity incentive plan compensation and all other compensation have been converted to U.S. Dollars using the following average exchange rates: for fiscal 2011 – 0.9998; for fiscal 2010 – 0.9477; and for fiscal 2009 – 0.8645.

(9)

Mr. Wood is not covered by our U.S. qualified and non-qualified retirement plans. Instead, he participates in a Canadian pension program and a retirement compensation arrangement, which is reported in the table below.

Fiscal 2011 All Other Compensation
Name	Perquisites ($)(1)	401(k) Match ($)(2)	DEFCO Match ($)(3)	Taxable Life ($)(4)	Pension ($)(5)	Executive LTD ($)(6)	Total All Other Compensation ($)
Douglas A. Milroy	25,589	9,800	97,511	–	–	–	132,900
Jeffrey L. Wright	22,045	9,955	53,977	–	–	–	85,977
Robert G. Wood	21,496	–	–	996	49,947	2,095	74,534
Timothy N. Curran	12,000	10,319	32,561	–	–	–	54,880
Jeffrey L. Cotter	725	9,645	21,367	–	–	–	31,737

(1)

Amounts reflect the following: Mr. Milroy – $6,089 for financial planning, $19,500 for his car allowance; Mr. Wright – $740 for financial planning, $19,500 for his car allowance and $1,805 for his executive physical; Mr. Wood – $21,496 for his car allowance; Mr. Curran – $12,000 for his car allowance; and Mr. Cotter – $650 for financial planning and $75 for his executive physical.

(2)	Includes company match on 401(k) and non-elective contributions.

(3)	Includes company match on DEFCO and non-elective contributions.

(4)	Includes fees paid by us for taxable life insurance.

(5)	Includes a company match to a Canadian retirement plan for Mr. Wood and contributions by us to a Canadian retirement compensation arrangement for Mr. Wood.

(6)	Includes fees paid by us for an executive long-term disability plan for Mr. Wood.

Grants of Plan-Based Awards in Fiscal 2011

The following table shows the grants of plan-based awards to our NEOs in fiscal 2011. All awards identified by a grant date reflect equity awards made under our Restated Equity Incentive Plan (2010). Awards with no grant date reflect awards under our MIP. All restricted stock awards vest in equal increments over a five-year period, beginning with the first anniversary of the date of grant. All grants of options have a ten-year term and vest in equal increments over a three-year period, beginning with the first anniversary of the date of grant. Holders of restricted stock (both vested and unvested shares) possess the same rights with respect to those shares, including receiving dividends, as all other shareholders. In each quarter of fiscal 2011, we paid a dividend of $0.095 per share.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Shares of Stock or Units (#)(4)	Exercise or Base Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Options Awards ($)(6)
Name	Grant Date	Minimum	Target	Maximim
Douglas A. Milroy		–	412,500	825,000
	08/19/10				23,646	107,692	19.96	961,973

Jeffrey L. Wright		–	219,705	439,411
	08/19/10				10,944	16,615	19.96	294,040

Robert G. Wood		–	213,526	427,052
	08/19/10				10,476	15,904	19.96	281,464

Timothy N. Curran		–	152,500	305,000
	08/19/10				10,476	15,904	19.96	281,464

Jeffrey L. Cotter		–	103,000	206,000
	08/19/10				6,999	10,625	19.96	188,044

(1)

These columns reflect minimum, target, and maximum payouts under our MIP for fiscal 2011. Mr. Wood’s target was converted to USD using an average exchange rate of 0.9998. For an explanation of how the payouts are calculated, see “Plan Measures and Weights and Performance Targets” and “MIP Calculation for Fiscal 2011” discussions on page 9. The actual amount earned by each NEO is reported under the Non-Equity Incentive Compensation column in the Summary Compensation table.

(2)

As discussed in “Tax Considerations” above, subject to the provisions of Section 162(m) of the Internal Revenue Code, we pay the qualified performance-based portion of any incentive payments under the MIP to certain of our NEOs under the terms of our Restated Equity Incentive Plan (2010).

(3)	The stock awards granted to NEOs in fiscal 2011 were restricted stock awards.

(4)	Each stock option granted to an NEO in fiscal 2011 represents the right to purchase a share of our common stock at a specified exercise price subject to the terms and conditions of the option agreement.

(5)	The exercise price is the fair market value of our common stock on the day the option was granted. Fair market value is set based on the closing price on the grant date.

(6)	This column represents the grant date fair value of each equity award granted during fiscal 2011, which is calculated in accordance with FASB ASC Topic 718. None of the options or other equity awards granted to our NEOs was re-priced or otherwise modified. For information regarding our equity compensation grant practices, see “Grant Practice” on page 11.

For a discussion of the impact of certain of our NEO’s employment agreements on such NEO’s compensation, see “Potential Post-Employment Payments” on page 21.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table shows the outstanding equity awards for each of the NEOs:

	Option Awards					Stock Awards
	Number of	Number of
Name	Securities Underlying Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Douglas A. Milroy	9,000	–		39.97	11/20/16	62,465	2,158,790
	6,384	–		39.82	08/23/17
	25,000	–		41.17	11/15/14
	10,856	5,428	(4)	34.27	08/21/18
	26,668	13,332	(5)	23.68	05/07/19
	11,667	23,333	(6)	22.21	08/20/19
	–	107,692	(7)	19.96	08/19/20
Jeffrey L. Wright	10,000	–		35.69	01/02/13	42,306	1,462,095
	10,002	–		32.57	08/25/13
	5,700	–		36.41	08/31/14
	9,501	–		42.97	09/01/15
	12,120	–		33.11	09/01/16
	6,939	–		39.82	08/23/17
	25,000	–		41.17	11/15/14
	9,186	4,593	(4)	34.27	08/21/18
	5,118	10,236	(6)	22.21	08/20/19
	–	16,615	(7)	19.96	08/19/20
Robert G. Wood	6,000	–		35.69	01/02/13	21,929	757,866
	6,000	–		32.57	08/25/13
	7,300	–		36.41	08/31/14
	6,150	–		42.97	09/01/15
	1,350	–		39.09	02/22/16
	7,731	–		33.11	09/01/16
	5,274	–		39.82	08/23/17
	25,000	–		41.17	11/15/14
	8,350	4,175	(4)	34.27	08/21/18
	–	6,342	(6)	22.21	08/20/19
	–	15,904	(7)	19.96	08/19/20
Timothy N. Curran	3,000	–		39.19	01/26/14	19,215	664,070
	4,000	–		36.41	08/31/14
	4,002	–		42.97	09/01/15
	5,481	–		33.11	09/01/16
	3,006	–		39.82	08/23/17
	3,770	1,885	(4)	34.27	08/21/18
	3,334	1,666	(8)	35.92	09/23/18
	3,171	6,342	(6)	22.21	08/20/19
	–	15,904	(7)	19.96	08/19/20
Jeffrey L. Cotter	1,000	–		39.44	02/03/16	11,563	399,617
	492	–		33.11	09/01/16
	477	–		39.82	08/23/17
	2,648	1,324	(4)	34.27	08/21/18
	1,807	3,614	(6)	22.21	08/20/19
	–	10,625	(7)	19.96	08/19/20

(1)	For each option shown, the expiration date is the tenth anniversary of the date the option was granted, except for those options referenced in footnote 5.

(2)	The following table indicates the dates when the shares of restricted stock held by each NEO vest and are no longer subject to forfeiture:

Vesting Date	Douglas A. Milroy	Jeffrey L. Wright	Robert G. Wood	Timothy N. Curran	Jeffrey L. Cotter
08/19/11	4,730	2,189	2,096	2,096	1,400
08/20/11	5,000	2,303	1,428	1,428	813
08/21/11	1,221	1,033	939	424	298
08/23/11	1,278	1,389	1,056	603	184
09/01/11		1,273	812	549	50
11/20/11	600
05/07/12	4,000	15,000
08/19/12	4,729	2,188	2,095	2,095	1,399
08/20/12	5,000	2,303	1,428	1,428	813
08/21/12	1,221	1,033	939	424	298
08/23/12	1,278	1,389	1,056	603	184
05/07/13	4,000
08/19/13	4,730	2,189	2,096	2,096	1,400
08/20/13	5,000	2,303	1,428	1,428	813
08/21/13	1,221	1,033	939	424	298
05/07/14	4,000
08/19/14	4,729	2,188	2,095	2,095	1,399
08/20/14	5,000	2,303	1,428	1,428	813
08/19/15	4,728	2,190	2,094	2,094	1,401

Total	62,465	42,306	21,929	19,215	11,563

(3)	Calculated by multiplying the number of restricted shares by $34.56, the closing price of our common stock on July 1, 2011, the last fiscal 2011 trading day for our stock. Dividends are paid on these shares.

(4)	The remaining shares became exercisable on August 21, 2011.

(5)	These options continue to vest and the remaining shares become exercisable on May 7, 2012, assuming continued employment.

(6)	These options continue to vest and the remaining shares become exercisable in two equal installments on August 20, 2011 and 2012, assuming continued employment.

(7)	These options continue to vest and the remaining shares become exercisable in three equal installments on August 19, 2011, 2012 and 2013, assuming continued employment.

(8)	These options continue to vest and the remaining shares become exercisable on September 23, 2011, assuming continued employment.

Fiscal 2011 Option Exercises and Stock Vested

The following table lists the number of shares acquired and the value realized as a result of option exercises by the NEOs in fiscal 2011 and the value of any restricted stock units that vested in fiscal 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Douglas A. Milroy	–	–	12,099	298,253
Jeffrey L. Wright	3,220	16,400	6,632	134,039
Robert G. Wood	3,171	35,570	4,735	96,672
Timothy N. Curran	–	–	3,271	66,040
Jeffrey L. Cotter	–	–	1,345	26,923

(1)	Calculated by multiplying the difference between the exercise price and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise times the number of shares.

(2)	Calculated by multiplying the closing price of our common stock on the NASDAQ Global Select Market on the date of vesting times the number of shares.

Fiscal 2011 Pension Benefits

The following table shows the present value as of June 30, 2011 of the benefit of the NEOs under our qualified and nonqualified defined benefit pension plans:

Name	Plan Name	Number of Years of Service Credited Under Plan at FAS Measurement Date (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Douglas A. Milroy(1)	G&K Services Pension Plan	N/A	N/A	N/A
	G&K Services SERP	N/A	N/A	N/A
Jeffrey L. Wright	G&K Services Pension Plan	8.00	72,551	–
	G&K Services SERP	8.00	180,292	–
Robert G. Wood(2)	G&K Services Pension Plan	N/A	N/A	N/A
	G&K Services SERP	N/A	N/A	N/A
Timothy N. Curran	G&K Services Pension Plan	3.00	30,890	–
	G&K Services SERP	3.00	49,410	–
Jeffrey L. Cotter(3)	G&K Services Pension Plan	N/A	N/A	N/A
	G&K Services SERP	N/A	N/A	N/A

(1)	Mr. Milroy does not participate in our Pension Plan or our SERP.

(2)	Mr. Wood is not covered by our U.S. qualified and non-qualified retirement plans.

(3)	Mr. Cotter does not participate in our Pension Plan or our SERP.

G&K Services Pension Plan

Two of our NEOs (Messrs. Wright and Curran) participate in our qualified Pension Plan. Effective December 31, 2006, benefits under this plan were frozen, meaning the accrual of future benefits under the plan was discontinued. The plan was established in 1970 to replace a portion of eligible employees’ pre-retirement income following retirement. When the Pension Plan was frozen, our 401(k) plan was enhanced, based on a desire to decrease benefit costs and their volatility and to become more market competitive. Monthly benefits under the plan are the greater of the amounts determined under the 1989 pension formula or, if the participant is eligible, under the 1988 pension formula.

The 1989 pension formula provides for a monthly benefit equal to two-thirds of 1% of a participant’s average compensation (defined as monthly eligible pay earned during the five highest consecutive years of compensation out of the last ten calendar years of employment with our company through December 31, 2006 (or termination, if earlier)) plus one-half of 1% of average compensation in excess of monthly covered compensation (as defined below), multiplied by the number of years of benefit accrual service at December 31, 2006 (or termination, if earlier), not to exceed 30.

The 1988 pension formula:

—

Eligibility – if a participant had an accrued benefit under the Pension Plan as of December 31, 1988, and the participant was not a “Highly Compensated Employee” during the 1989 plan year, the participant is eligible to continue to earn benefits under the 1988 pension formula until the earliest of December 31, 2006, termination of employment, or the end of the year preceding the plan year in which the participant became a Highly Compensated Employee.

—

Formula – provides for a monthly benefit equal to 50% of the participant’s average compensation (defined as monthly eligible pay earned during the five highest consecutive years of compensation out of the last ten calendar years of employment with our company through December 31, 2006 (or, if earlier, termination or the end of the year preceding the year in which the participant became a Highly Compensated Employee)), less 75% of the estimated primary monthly social security benefit, multiplied by years of benefit accrual service at December 31, 2006 (or, if earlier, termination or the end of the year preceding the year in which the participant became a Highly Compensated Employee), not to exceed 30, divided by 30.

Compensation generally means wages, salaries, and other amounts earned for services provided to us, including, among other items, commissions, incentives, bonuses, and pre-tax contributions to our 401(k) plan. Compensation excludes, among other items, deferrals to deferred compensation plans, amounts realized from restricted stock, stock options, and fringe benefits. Compensation is limited to the compensation thresholds set forth in Internal Revenue Code Section 401(a)(17). Average compensation is the monthly average compensation during the five highest consecutive years of compensation out of the ten consecutive years preceding December 31, 2006 (or termination, if earlier). Covered compensation is the average of social security taxable wage bases for the 35-year period ending with the participant’s social security retirement age. An employee attains normal retirement age on the later of the date he or she attains age 65 or the fourth anniversary of the first day of the plan year in which the employee became a participant in the plan. A participant is vested after completing five years of vesting service and is then eligible for vested termination benefits. A vested terminated participant is eligible to commence benefits as early as age 55, in which case, benefits are reduced 6 2/3% for each of the first five years commencement precedes normal retirement age and 3 1/3% for each year thereafter. A participant is eligible for subsidized early retirement benefits if termination occurs after age 60 with at least 30 years of benefit accrual service, in which case, benefits are reduced 3% for each year commencement precedes normal retirement age.

Neither of Messrs. Wright or Curran is currently eligible for subsidized early retirement benefits. The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime.

The values displayed in the Pension Benefits Table and the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table were determined using actuarial assumptions consistent with those used for financial reporting purposes under FASB ASC Topic 715 unless otherwise directed by SEC Regulation S-K. Those material assumptions are as follows:

—	benefits were assumed to commence at age 65;

—	65% of the participants are assumed to elect the life only payment option at benefit commencement, and 35% are assumed to elect payment in the 100% joint and survivor payment form;

—	all benefits and present values were determined as of June 30, the plan’s FASB ASC Topic 715 measurement date;

—	the discount rate used to determine values was 6.9%, 5.6% and 5.7% as of June 30, 2009, 2010 and 2011, respectively;

—	no pre-retirement mortality, retirement, withdrawal or disability was assumed; and

—

post-retirement mortality for the June 30, 2009 measurement is based on the RP-2000 sex distinct combined healthy mortality table projected to 2010, without an adjustment for collar, and for the June 30, 2010 and 2011 measurements is based on the RP-2000 sex distinct combined healthy mortality table projected to 2017 without an adjustment for collar.

Mr. Wood, a Canadian citizen, is not covered by our U.S. pension or SERP plans. Mr. Wood is covered by a defined contribution plan pursuant to which we contribute 2% of his base salary and match his contributions of up to 6% of base salary, and pursuant to which he directs investment of the funds. The Canadian government sets a limit for total contributions, which for calendar year 2011 is $22,450 CAD, to be adjusted for inflation each year. If this limit is reached, Mr. Wood is covered by a retirement compensation arrangement, or RCA. Under the RCA, we continue to contribute an amount equal to 2% of Mr. Wood’s salary and match Mr. Wood’s contributions of up to 6% of base pay. One-half of the money contributed to the RCA is held by a trustee and is invested in widely available mutual funds. The other one-half is held by the Canadian government as a refundable tax. One-half of all earnings on funds invested by the trustee is also paid to the Canadian government and is also held as a refundable tax.

SERP

Two of the NEOs (Messrs. Wright and Curran) participate in our non-qualified SERP. Effective December 31, 2006, benefits under the plan were frozen, meaning the accrual of future benefits under the plan was discontinued. The plan was established in 1989 to provide selected executive and professional employees with added retirement benefits to supplement the Pension Plan. In 2006, the Pension Plan and the SERP were frozen, and our 401(k) and DEFCO plans were enhanced, based on a desire to decrease benefit costs and their volatility and to become more market competitive.

Monthly benefits under the plan are determined as 50% of average compensation (defined as monthly eligible compensation during the five highest consecutive years of compensation within the last ten calendar years of employment through December 31, 2006 (or termination, if earlier)), multiplied by the ratio of years of benefit accrual service at December 31, 2006 (or termination, if earlier), divided by projected benefit accrual service to age 60 (no less than 30). If, at December 31, 2006 (or termination, if earlier), the participant was at least age 60, then the ratio is benefit accrual service at December 31, 2006 (or termination, if earlier), not to exceed 30, divided by 30. Benefits determined under this formula are reduced by benefits payable from the G&K Services Pension Plan.

Compensation is generally equal to the compensation used for purposes of our Pension Plan, but also includes any deferrals the participant made to a deferred compensation plan sponsored by the company. Compensation for SERP benefit purposes is not subject to the thresholds set forth in Internal Revenue Code Section 401(a)(17). Average compensation is the average monthly compensation during the five highest consecutive years of compensation out of the ten consecutive years preceding December 31, 2006 (or termination, if earlier). An employee attains normal retirement age on the date he or she attains age 65. A participant is vested after completing five years of participation service. A vested terminated participant is eligible to commence benefits as early as age 55. A participant is eligible for early retirement benefits if termination of employment occurs after attainment of age 55 and the participant is vested. In either case, the benefit determined for commencement prior to age 65 is the age 65 benefit, before reduction for our Pension Plan benefit offset, reduced 3 1/3% for each of the first five years commencement precedes age 65 and 6 2/3% for each year thereafter. This is also reduced by our Pension Plan benefit as reduced for commencement under the terms of that plan as of the same date.

The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime. Distributions are subject to compliance with Section 409A of the Internal Revenue Code. The SERP contains a non-compete provision. If the participant enters into competition with the company during the three-year period following termination of employment, benefits under the SERP are forfeited. This provision is waived for participants working with the company beyond age 65.

The values displayed in the Pension Benefits Table and the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table were determined using actuarial assumptions consistent with those used for financial reporting purposes under FASB ASC Topic 715 unless otherwise required by SEC Regulation S-K. Those material assumptions are as follows:

—	benefits were assumed to commence at age 65;

—	65% of the participants are assumed to elect the life only payment option at benefit commencement, and 35% are assumed to elect payment in the 100% joint and survivor payment form;

—	all benefits and present values were determined as of June 30, the plan’s FASB ASC Topic 715 measurement date;

—	the discount rate used to determine values was 6.9%, 5.5% and 5.5% as of June 30, 2009, 2010 and 2011, respectively;

—	no pre-retirement mortality, retirement, withdrawal or disability was assumed; and

—

post-retirement mortality for the June 30, 2009 measurement is based on the RP-2000 sex distinct combined healthy mortality table projected to 2010, without an adjustment for collar, and for the June 30, 2010 and 2011 measurement is based on the RP-2000 sex distinct combined healthy mortality table projected to 2017 without an adjustment for collar.

Non-Qualified Deferred Compensation (DEFCO)

Our DEFCO is a non-qualified plan that provides our executives and NEOs with the opportunity to defer up to 25% of base salary and 50% of incentive compensation. Amounts deferred are credited to an individual’s contribution account and are fully vested at all times. We credit deferred accounts with additional amounts equal to the value of the matching contributions. We match 50% of a participant’s deferrals into DEFCO, excluding deferrals in excess of 10% of a participant’s compensation. In addition, we make company retirement contributions equal to 2.5% of eligible pay and an additional 4% of eligible pay over the IRS compensation limit ($245,000 in calendar year 2011). A participant’s employer contribution account is 100% vested upon attainment of age 60 as an active employee, or ten percent per year for each plan year in which the participant works at least 1,000 hours. Participants may choose among ten investment measurement funds in which to participate, and participants may change their investment mix at any time. Participants’ deferred cash accounts earn a rate of return which tracks the investment return achieved under the participant-selected investment funds. Each participant is an unsecured creditor for any benefit he or she will receive under DEFCO, as we have not created a segregated fund for payment of DEFCO benefits.

At the time of the initial deferral election, participants must also select a distribution date (no later than age 65) and form of payment for normal retirement (defined as termination of employment at age 60 or later). Participants may elect to receive distributions in a single payment or installments for normal retirement. If a participant terminates employment before age 60, the participant will receive a lump sum payment of his or her deferral account, and the vested portion of the employer contribution account is paid three years later in a lump sum, provided that the participant does not compete against our company as defined by the non-competition provision of the plan. If the participant works for the company until at least age 60, neither the non-competition provision nor the three-year delay will apply, and the deferral account and the employer contribution account will be paid after separation from service according to the election the participant made consistent with Section 409A of the Internal Revenue Code. At the discretion of the Retirement Committee, the participant may obtain a hardship distribution from his or her eligible vested account in the event of an unforeseeable emergency. The hardship distribution will only be allowed if the participant’s financial hardship cannot be cured by simply cancelling the participant’s future contributions. In the event of a change in control that occurs when the participant is an employee of the company, unless the board and a majority of the continuing directors of the plan sponsor decide that the change in control should not affect the vested percentages of participants, a participant’s account will become 100% vested.

The following table shows contributions to the NEOs’ deferred compensation accounts in fiscal 2011 and the aggregate amount of deferred compensation as of June 30, 2011:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)(4)
Douglas A. Milroy	93,314	97,511	62,385	–	804,309
Jeffrey L. Wright	55,608	53,977	198,257	–	1,002,307
Robert G. Wood	–	–	–	–	–
Timothy N. Curran	29,923	32,561	51,778	–	385,895
Jeffrey L. Cotter	16,813	21,367	11,261	–	86,340

(1)	Amounts in this column reflect deferrals by the NEO in fiscal year 2011. These amounts are also included in the “Salary” column of the Summary Compensation Table.

(2)	Amounts in this column represent contributions made by us during fiscal year 2011. These amounts are also reflected in the “All Other Compensation” column of the Summary Compensation Table.

(3)

The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation. Earnings are based on the returns of mutual funds selected by the NEOs from the funds the Retirement Committee makes available to measure investment returns under DEFCO. The funds and the total time-weighted returns, net of investment manager fees, for the one-year period ended June 30, 2011 are listed below:

—	Vanguard 500 Index: 30.5%

—	American Beacon Large Cap Value: 26.6%

—	T. Rowe Price Growth Stock: 33.4%

—	Vanguard Mid Capitalization Index: 38.4%

—	American Beacon Small Cap Value: 34.6%

—	American Funds Euro Pacific: 29.0%

—	MFS Research Bond: 6.0%

—	Wells Fargo Ultra Short-Term Income: 2.4%

—	Oakmark Equity and Income: 20.4%

—	Wells Fargo Adv. Money Market: 0.1%

(4)

Amounts reported in this column for each NEO include amounts previously reported in the Summary Compensation Table in previous years when earned if that NEO’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive payments and company matching contributions. This total reflects the cumulative value of each NEO’s deferrals and matching contributions and investment experience.

Pursuant to the DEFCO, acceleration of vesting would require acquisition by a third party of 50% of our outstanding stock, rather than the 30% threshold stated in Mr. Curran’s and Mr. Milroy’s employment agreements. Mr. Wright is fully vested in his DEFCO account, and each of the other NEO’s DEFCO account will become fully vested upon a change in control.

Potential Post-Employment Payments

Severance

Pursuant to the terms of existing employment agreements, we are required to make payments and to extend benefits to Messrs. Milroy, Wright, Wood and Curran in the event of certain terminations of any such employment agreements. Specifically, in the event that an executive’s employment under the agreement is terminated by us without cause, we must provide to such executive the following benefits:

—	we must provide the executive with 30 days advance written notice of termination;

—

if the executive signs and does not revoke a release, we must pay to such executive, as separation pay, an amount equal to 11 months of such executive’s monthly base salary in effect as of the actual date of termination (or, in the case of Mr. Milroy, an amount equal to 1.99 times his annual base salary in effect as of the actual date of termination), such separation pay being made in weekly payments, subject to the terms of such release; some payments may be subject to a delay of six months to comply with Section 409A of the Internal Revenue Code;

—

if such executive (or any individual receiving group health plan benefits through him) is eligible to continue participation in our group health plan and elects to do so, we will, for a period of up to 17 months commencing as of the actual date of termination, continue to pay our share of the cost of such benefits as if such executive remained in our continuous employment, but only while such executive or such person is not eligible for coverage under any other employer’s group health plan;

—

we will, for a period of at least one year commencing as of the actual date of termination, pay directly to the service provider or reimburse such executive for all reasonable expenses of a reputable outplacement organization selected by such executive, such payments not to exceed $12,000 in the aggregate;

—	we will pay a lump sum payment equal to six times the monthly automobile allowance, if applicable; and

—

we will pay to such executive any unpaid management incentive bonus earned by such executive and to which such executive is entitled (provided such executive was employed by us as of the last day of the fiscal year prior to the actual date of termination), such payment being made in accordance with the terms of the related plan.

At the end of this section are tables indicating the estimated incremental amounts we would owe to each of our NEOs upon such NEO’s termination without cause. No executive is required to seek other employment to receive any post-employment benefits. Any executive’s commencement of employment with another employer will not reduce our obligations to make severance payments.

In the event an executive voluntarily resigns or an executive’s employment is terminated for cause or by reason of death, such executive is only entitled to his base salary through the date of termination or death, plus any other earned but unpaid amounts under his employment agreement or any benefit plan. Finally, our employment agreements with Messrs. Milroy and Wright contain additional provisions requiring each of them to resign from all positions held with us, including any of our company boards on which they serve as a director, in the event their employment with us is terminated.

Change in Control

Following is a discussion of the potential payments due to Messrs. Milroy, Wright, Wood and Curran under their employment agreements in the event of a “Change in Control” of the company, followed by a “Change in Control Termination.” At the end of this section is a table indicating the estimated incremental amounts that would have been triggered for each of these NEOs, and Mr. Cotter, who is entitled to payments pursuant to our Executive Severance and Change in Control Policy, had there been a Change in Control Termination as of July 2, 2011. The employment agreements address termination due to Change in Control and for “good reason,” and provide as follows:

A “Change in Control” occurs when:

—	anyone attains control of 30% of our voting stock;

—	challengers replace a majority of our board within two years; or

—	a merger or consolidation with, or disposal of all or substantially all of our assets to, someone other than the company.

A “Change in Control Termination” occurs when a Change in Control has taken place and the executive then is terminated within one year of the Change in Control either by the employer for any reason other than for cause, or by the executive for good reason. Good reason is defined following a Change in Control to include the following:

—	a substantial adverse involuntary change in the executive’s status or position as an executive with the company;

—	a material reduction by the company in the executive’s base salary as in effect on the day before the Change in Control;

—	material adverse change in physical working conditions, interfering with the executive’s work;

—	a requirement to relocate, other than on intermittent basis, more than 35 miles from our corporate headquarters as a condition of employment;

—	failure by the company to obtain from any successor an assumption of the executive’s employment agreement;

—	attempted termination other than pursuant to the executive’s employment agreement; or

—	any material breach of the executive’s employment agreement.

In the event of a Change in Control of the company and the related termination of an executive’s employment by such executive for good reason or by us for any reason other than for cause, in each case, prior to the first anniversary of the Change in Control (the following description is qualified in its entirety by reference to the respective employment agreements):

—	we must provide the executive with 30 days advance written notice of termination;

—

we will pay the executive an amount equal to 17 months of such executive’s base salary (or, in the case of Mr. Milroy, an amount equal to 1.99 times his annual base salary), subject to certain limitations; some payments may be subject to a delay of six months to comply with Section 409A of the Internal Revenue Code;

—

if such executive (or any individual receiving group health plan benefits through him) is eligible to continue participation in our group health plan and elects to do so, we must, for a period of up to 17 months, continue to pay the employer’s share of the cost of such benefits as if such executive remained in our continuous employment, subject to certain limitations;

—	we will, for a period of at least one year, pay directly or reimburse such NEO for all reasonable outplacement expenses, such payments not to exceed $12,000;

—

we will pay the executive the amount necessary to acquire and obtain full title to any personal automobile leased by us for the executive or, if the executive does not have the use of a personal automobile but has been given an automobile allowance, we will pay the executive a lump sum payment equal to three times the annual automobile allowance such executive is then receiving;

—	we will pay for financial planning and tax preparation expenses, not to exceed $5,000 (or in the case of Mr. Milroy, $7,500), for 17 months; and

—

we will pay any management incentive bonus earned by the executive and to which the executive is entitled (provided the executive was employed by us as of the last day of the fiscal year prior to the actual date of termination), such payment being made in accordance with the terms of the related plan.

In addition, upon the occurrence of a Change in Control, and without regard to an executive’s employment status, but presuming that the executive remains in our employ on the date of the Change in Control, consistent with our Restated Equity Incentive Plan (2010), the following shall occur with respect to any and all equity-based incentives, including, without limitation, stock options and awards of restricted stock that are owned by such executive on the date of the Change in Control:

—	the restrictions on any previously issued shares of restricted stock will immediately lapse;

—	all outstanding options and stock appreciation rights will become immediately exercisable; and

—	all performance criteria for all performance shares will be deemed to be met and immediate payment made.

If any payments and benefits in connection with a change in control would be a parachute payment under Section 280G of the Internal Revenue Code, payments and benefits will be reduced to the minimum extent necessary to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so the excise tax imposed by Internal Revenue Code Section 4999 is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for the excise tax.

Disability

During any period in which any such executive is “disabled,” the executive will continue to receive all base salary, benefits, and other compensation. “Disability” means the unwillingness or inability of the executive to perform the essential functions of the executive’s position (with or without reasonable accommodation) for a period of 90 days (consecutive or otherwise) within any period of six consecutive months. If this occurs, we will issue a Notice of Termination, and if the executive has not returned to the full-time performance of his/her duties within 30 days, the 30th day after Notice of Termination will be the executive’s date of termination.

Post-Employment Payment Tables

The tables below provide the estimated amounts that would have been received by each NEO below had there been a termination under the various scenarios described above as of July 2, 2010, the last day of our most recently completed fiscal year. Although we have not entered into an employment agreement with Mr. Cotter, he is entitled to certain separation benefits pursuant to our Executive Severance and Change in Control Policy.

Douglas A. Milroy

Payment Type	Termination by Us Without Cause ($)		Change Control of Termination ($)		Disability ($)
Severance	1,094,500	(1)	1,094,500	(1)	320,833	(2)
Health Benefits	11,575	(3)	11,575	(3)	4,935	(4)
Outplacement(5)	12,000		12,000		–
Car	9,750	(6)	58,500	(7)	11,375	(8)
Financial Planning(9)	7,500		7,500		–
Deferred Compensation	671,520	(10)	804,309	(11)	671,520	(10)
Accelerated Vesting of Options	–		2,007,092	(12)	–
Accelerated Vesting of Restricted Stock	–		2,158,790	(13)	–
Total	1,806,844		6,154,265		1,008,663

(1)	Reflects 1.99 times base salary.

(2)	Reflects seven months of base salary (one month for the notice period plus six months pay).

(3)	Reflects 17 months of health benefits.

(4)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months pay).

(5)	Outplacement is capped at $12,000.

(6)	Reflects six times the monthly car allowance at an annual rate of $19,500.

(7)	Reflects three times the annual car allowance at an annual rate of $19,500.

(8)	Reflects seven months of the annual car allowance at an annual rate of $19,500.

(9)	Financial planning is capped at $7,500.

(10)	Includes $538,732 of Mr. Milroy’s contribution account and $132,788 of the company contribution account.

(11)

Includes $538,732 of Mr. Milroy’s contribution account and $265,577 of the company contribution account. Pursuant to the DEFCO, acceleration of vesting would require acquisition by a third party of 50% of our stock, rather than the 30% threshold stated in Mr. Milroy’s employment agreement. Mr. Milroy’s DEFCO account will become fully vested upon a Change in Control.

(12)

Reflects the difference between the grant price and the closing price of 149,786 currently unvested options had the vesting of such options accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56.

(13)

Reflects the value of 62,465 currently unvested shares of restricted stock, had the vesting of such shares accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56.

Jeffrey L. Wright

Payment Type	Termination by Us Without Cause ($)		Change of Control Termination ($)		Disability ($)
Severance	335,661	(1)	518,749	(2)	213,603	(3)
Health Benefits	7,068	(4)	7,068	(4)	3,079	(5)
Outplacement(6)	12,000		12,000		–
Car	9,750	(7)	58,500	(8)	11,375	(9)
Financial Planning(10)	5,000		5,000		–
Deferred Compensation(11)	1,002,307		1,002,307		1,002,307
Accelerated Vesting of Options	–		370,326	(12)	–
Accelerated Vesting of Restricted Stock	–		1,462,095	(13)	–
Total	1,371,786		3,436,045		1,230,363

(1)	Reflects 11 months of base salary

(2)	Reflects 17 months of base salary.

(3)	Reflects seven months of base salary (one month for the notice period plus six months pay).

(4)	Reflects 17 months of health benefits.

(5)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months pay).

(6)	Outplacement is capped at $12,000.

(7)	Reflects six times the monthly car allowance rate at an annual rate of $19,500.

(8)	Reflects three times the annual car allowance at an annual rate of $19,500.

(9)	Reflects seven months of the annual car allowance at an annual rate of $19,500.

(10)	Financial planning is capped at $5,000.

(11)	Includes $590,196 of Mr. Wright’s contribution account and $412,111 of the company contribution account. Mr. Wright’s DEFCO account is fully vested.

(12)

Reflects the difference between the grant price and the closing price of 31,444 currently unvested options had the vesting of such options accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56.

(13)

Reflects the value of 42,306 currently unvested shares of restricted stock, had the vesting of such shares accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56.

Robert G. Wood

Payment Type	Termination by Us Without Cause ($)		Change of Control Termination ($)		Disability ($)
Severance	391,464	(1)	604,990	(2)	249,113	(3)
Health Benefits	2,283	(4)	2,283	(4)	940	(5)
Outplacement(6)	12,000		12,000		–
Car	10,748	(7)	64,487	(8)	12,539	(9)
Financial Planning(10)	5,000		5,000		–
Deferred Compensation(11)	–		–		–
Accelerated Vesting of Options	–		311,733	(12)	–
Accelerated Vesting of Restricted Stock	–		757,866	(13)	–
Total	421,495		1,758,359		262,593

(1)	Reflects 11 months of base salary.

(2)	Reflects 17 months of base salary.

(3)	Reflects seven months of base salary (one month for the notice period plus six months pay).

(4)	Reflects 17 months of health benefits.

(5)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months pay).

(6)	Outplacement is capped at $12,000.

(7)	Reflects six times the monthly car allowance at an annual rate of $21,500 CAD (converted to U.S. dollars using an exchange rate of 0.9998).

(8)	Reflects three times the annual car allowance at an annual rate of $21,500 CAD (converted to U.S. dollars using an exchange rate of 0.9998).

(9)	Reflects seven times the monthly car allowance at an annual rate of $21,500 CAD (converted to U.S. dollars using an exchange rate of 0.9998).

(10)	Financial planning is capped at $5,000.

(11)	Mr. Wood is not covered by the DEFCO.

(12)

Reflects the difference between the grant price and the closing price of 26,421 currently unvested options had the vesting of such options accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56.

(13)

Reflects the value of 21,929 currently unvested shares of restricted stock, had the vesting of such shares accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56.

Timothy N. Curran

Payment Type	Termination by Us Without Cause ($)		Change of Control Termination ($)		Disability ($)
Severance	279,583	(1)	432,083	(2)	177,917	(3)
Health Benefits	7,068	(4)	7,068	(4)	3,079	(5)
Outplacement(6)	12,000		12,000		–
Car	6,000	(7)	36,000	(8)	7,000	(9)
Financial Planning(10)	5,000		5,000		–
Deferred Compensation	336,152	(11)	385,895	(12)	336,152	(11)
Accelerated Vesting of Options	–		311,069	(13)	–
Accelerated Vesting of Restricted Stock	–		664,070	(14)	–
Total	645,804		1,853,186		524,148

(1)	Reflects 11 months of base salary

(2)	Reflects 17 months of base salary.

(3)	Reflects seven months of base salary (one month for the notice period plus six months pay).

(4)	Reflects 17 months of health benefits.

(5)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months pay).

(6)	Outplacement is capped at $12,000.

(7)	Reflects six times the monthly car allowance at an annual rate of $12,000.

(8)	Reflects three times the annual car allowance at an annual rate of $12,000.

(9)	Reflects seven times the monthly car allowance at an annual rate of $12,000.

(10)	Financial planning is capped at $5,000.

(11)	Includes $220,087 of Mr. Curran’s contribution account and $116,066 of the company contribution account.

(12)

Includes $220,087 of Mr. Curran’s contribution account and $165,808 of the company contribution account. Pursuant to the DEFCO, acceleration of vesting would require acquisition by a third party of 50% of our stock, rather than the 30% threshold stated in Mr. Curran’s employment agreement. Mr. Curran’s DEFCO account will become fully vested upon a change of control.

(13)

Reflects the difference between the grant price and the closing price of 24,131 currently unvested options had the vesting of such options accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56

(14)

Reflects the value of 19,215 currently unvested shares of restricted stock, had the vesting of such shares accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56.

Jeffrey L. Cotter

Payment Type(1)	Termination by Us Without Cause ($)		Change of Control Termination ($)		Disability ($)
Severance	236,042	(2)	364,791	(3)	103,000	(4)
Health Benefits	7,489	(5)	11,575	(6)	1,952	(7)
Outplacement(8)	12,000		12,000		–
Financial Planning	–		–
Deferred Compensation	59,023	(9)	86,340	(10)	59,023	(9)
Accelerated Vesting of Options	–		200,142	(11)	–
Accelerated Vesting of Restricted Stock	–		399,617	(12)	–
Total	314,554		1,074,466		163,976

(1)

We have not entered into an employment agreement with Mr. Cotter; however, if Mr. Cotter experiences a change in control termination or is severed from the company without cause, which termination requires 30 days advance notice from the company, he is entitled to certain benefits under our Executive Severance and Change in Control Policy.

(2)	Reflects 11 months of base salary

(3)	Reflects 17 months of base salary.

(4)	Reflects 13 weeks of base salary at 100% and 13 weeks of base salary at 60%, pursuant to our Short-Term Sickness and Accident Plan.

(5)	Reflects 11 months of health benefits

(6)	Reflects 17 months of health benefits.

(7)	Reflects 12 weeks of medical and dental benefits.

(8)

Outplacement is capped at $12,000. In the event of a termination without cause, outplacement expenses will be paid at the company’s discretion; in the event of a Change in Control termination, the company will be required to pay outplacement expenses, subject to a cap of $12,000.

(9)	Includes $31,707 of Mr. Cotter’s contribution account and $27,317 of the company contribution account.

(10)

Includes $31,707 of Mr. Cotter’s contribution account and $54,634 of the company contribution account. Pursuant to the DEFCO, acceleration of vesting would require acquisition by a third party of 50% of our stock. Mr. Cotter’s DEFCO account will become fully vested upon a change of control.

(11)

Reflects the difference between the grant price and the closing price of 15,563 currently unvested options had the vesting of such options accelerated on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56

(12)

Reflects the value of 11,563 currently unvested shares of restricted stock, had such shares vested on July 1, 2011, the last fiscal 2011 trading day for our stock, when the closing price of our common stock was $34.56

Compensation Paid to Board Members

During fiscal 2011, we paid each director who was not otherwise employed by us an annual fee of $32,000, along with a $2,000 fee for each meeting of the board attended in person ($500 for those attended telephonically), and $1,000 for each committee meeting of the board attended in person ($500 for those attended telephonically). We also paid an additional $48,000 retainer to Mr. Pippin, our Chairman, a $10,000 retainer to Ms. Richter, Chair of the Audit Committee, and a $5,000 retainer to Messrs. Fortun and Pippin, the respective Chairs of the Compensation and Corporate Governance Committees. We did not increase fees paid to our non-employee directors in fiscal 2011.

In addition, directors who are not otherwise employed by the company are eligible to participate in the Restated Equity Incentive Plan (2010). For fiscal 2011, each non-employee director was awarded a restricted stock grant of 2,328 shares, equivalent to approximately $73,000, based on the closing price of our common stock on the date of grant; Mr. Pippin, our Chairman of the Board, also received an additional restricted stock grant of 1,478 shares, equivalent to approximately $47,000. Each restricted stock grant vests in equal installments over a period of three years, beginning on the first anniversary of the grant date. Each new director also receives a one-time grant of options to purchase 3,000 shares of common stock upon his or her initial election to the board. The exercise price of these options is the closing price of our stock on the date of grant. Each such option has a 10-year term and vests in three equal installments beginning on the first anniversary of the grant date. Directors must remain in service for restricted stock and options to vest; therefore, any unvested grants will be forfeited upon termination of service to the board.

Each director who is not an employee of the company has been eligible to participate in our Amended and Restated Director Deferred Compensation Plan, under which the non-employee director could elect to defer all or part of his or her board fees and annual stock grants until the earlier of a specific date identified by the non-employee director or the termination of his or her service as a member of the board for any reason. The amount of any cash compensation deferred by a non-employee director was converted into a number of stock units, determined based on the average of the closing price of our common stock during the ten business days preceding the relevant valuation date, and was credited to a deferred compensation account maintained in his or her name. Deferred stock grants were converted on a share-for-share basis on the date of deferral and also credited to the non-employee director’s account. Additionally, the account was credited with additional stock units, also based on such average market value, upon the payment date for any dividends declared on our common stock. No director elected to participate in the plan for any 2011 compensation. In early fiscal 2012, our board terminated this plan and discontinued its use. As a result, all stock units in a director’s account were converted to an equivalent amount of cash based on such average market value as of the termination date, and such balance was transferred to our DEFCO plan. The amounts transferred may not be withdrawn by a director until such director’s termination of board service, at which time the account will be paid in a lump sum. Further, no director will be allowed to contribute additional amounts to his or her DEFCO account.

Non-employee directors are not eligible to participate in any other company-sponsored plan.

We also have in place stock ownership requirements for our non-employee directors. Specifically, each of our non-employee directors is required to own a minimum number of shares equal to three times the director’s annual base retainer. Once achieved, each such director must maintain this ownership level at all times during the director’s tenure with the company. The Compensation Committee annually reviews the progress against the ownership guidelines, and each of our non-employee directors has either achieved or is on track to achieve ownership requirements.

Director Compensation Table

The following table shows the compensation of the company’s non-employee directors for services in all capacities to us in fiscal 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Total ($)
John S. Bronson	46,000	73,029	–	119,029
J. Patrick Doyle	43,000	73,029	–	116,029
Wayne M. Fortun	48,000	73,029	–	121,029
Ernest Mrozek	46,500	73,029	–	119,529
M. Lenny Pippin	93,000	120,045	–	213,045
Alice M. Richter	56,500	73,029	–	129,529
Lynn Crump-Caine	46,500	73,029	–	119,529

(1)

The dollar amounts represent the aggregate grant date fair value of stock awards granted during fiscal 2011. The grant date fair value of a stock award is measured in accordance with FASB ASC Topic 718 based on assumptions described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2011.

(2)

Consists of 2,328 shares granted to each director on January 2, 2011, which had a fair value of $31.37 per share, and 1,478 shares granted to Mr. Pippin on January 24, 2011, which had a fair value of $31.81 per share.

As of the end of fiscal 2011, each director held the following unvested restricted shares and unexercised options:

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Securities Underlying Unexercised Options Exercisable (#)
John S. Bronson	2,328	15,100
J. Patrick Doyle	2,328	14,100
Wayne M. Fortun	2,328	14,100
Ernest Mrozek	2,328	14,100
M. Lenny Pippin	3,806	18,900
Alice M. Richter	2,328	15,100
Lynn Crump-Caine	2,328	7,800

Securities Authorized for Issuance under Equity Compensation Plans

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders(1):
Restated Equity Incentive Plan (2010)(2)	1,039,804	30.21	1,445,267
Employee Plans(3)	547,458	35.57	–
1996 Directors’ Stock Option Plan	30,000	37.62	–

Total	1,617,262	32.17	1,445,267
Equity compensation plans not approved by security holders:	–	–	–
Total	1,617,262	32.17	1,445,267

(1)	See Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2011.

(2)

Our Restated Equity Incentive Plan (2010) was approved at our November 4, 2010 annual meeting of shareholders. The outstanding shares listed for this plan include the initial shares authorized under our 2006 Equity Incentive Plan, as well as the additional shares authorized when the restated plan was approved.

(3)	Includes our 1998 Stock Option and Compensation Plan.

PROPOSAL NUMBER 2

Ratify the Appointment of Independent Auditors

Our board and management are committed to the quality, integrity and transparency of the company’s financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent auditors for the 2012 fiscal year. A representative of Ernst & Young will attend this year’s annual meeting and will be available to respond to questions from shareholders, and also will have the opportunity to make a statement if he or she desires to do so.

If the shareholders do not ratify the appointment of Ernst & Young, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Ernst & Young by shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in our best interest.

Fees Billed to Company by Auditors:

Set forth below are the fees billed by Ernst & Young for the fiscal years ended July 2, 2011 and July 3, 2010:

	Fiscal Year Ended July 2, 2011 ($)	Fiscal Year Ended July 3, 2010 ($)
Audit Fees(1)	538,019	548,986
Audit-Related Fees(2)	11,340	9,424
Tax Fees(3)	295,670	372,600
All Other Fees(4)	—	7,840
Total	845,029	938,850

(1)

Represents amounts related to the audit of our annual consolidated financial statements and internal control over financial reporting and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Represents amounts reasonably related to the performance of the audit or review of our consolidated financial statements which are not reported under the Audit Fees category.

(3)	Represents fees related to tax compliance and tax planning services.

(4)	Represents fees related to enterprise risk management services.

The Audit Committee of our Board of Directors has reviewed the services described above provided by Ernst & Young as well as the amounts billed for such services, and after consideration has determined that the receipt of these fees by Ernst & Young is compatible with the provision of independent audit services. The Audit Committee has discussed these services and fees with Ernst & Young and management to determine that they are appropriate under applicable rules and regulations.

Pre-Approval Policy

All services performed by Ernst & Young have been pre-approved in accordance with the Audit Committee charter. The charter provides that all audit and non-audit accounting services that are permitted to be performed by our independent accountant under applicable rules and regulations must be pre-approved by the Audit Committee or by designated independent members of the Audit Committee, other than with respect to de minimis exceptions permitted under Section 202 of the Sarbanes-Oxley Act.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax and other services expected to be performed by Ernst & Young in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the Audit Committee who are independent directors. In the event such authority is so delegated, the Audit Committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During fiscal 2011, the Audit Committee functioned in conformance with these procedures.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP’s appointment as our independent auditor for fiscal 2012.

PROPOSAL NUMBER 3

Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our shareholders have the opportunity to cast a non-binding advisory vote on the compensation of our NEOs as disclosed in the “Executive Compensation” section of this proxy statement.

Our executive compensation program is designed to attract, motivate and retain highly qualified, experienced executives and reward them for performance that creates long-term shareholder value. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. We believe that our executive compensation program, which employs long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of our shareholders. We urge our shareholders to read the “Execu tive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” section, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. Our board and its Compensation Committee believe that these policies and procedures are effective in achieving our goals, and our board recommends that our shareholders approve the compensation of our NEOs.

We are providing our shareholders with the opportunity to indicate their approval for our executive compensation program for our NEOs by voting on the following resolution:

“RESOLVED, that the shareholders of G&K Services, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section and in the compensation tables and narrative discussion contained in the “Executive Compensation” section of this proxy statement.”

As an advisory vote, this proposal is not binding upon the company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. Our Board of Directors unanimously recommends that you vote “FOR” the advisory vote on executive compensation.

PROPOSAL NUMBER 4

Advisory Vote on the Frequency of Say-on-Pay Votes

As described in the proposal above, we are providing our shareholders the opportunity to cast an advisory vote on our compensation program for our NEOs. The advisory vote on executive compensation described in the proposal above is referred to as a “say-on-pay vote.” This proposal number 4 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual shareholder meetings (or special shareholder meetings for which we must include executive compensation information in the proxy statement for such meeting). Under this proposal, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

We recommend that the shareholders vote in favor of conducting the say-on-pay vote every three years. As described in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to motivate executives to achieve both short- and long-term goals that ultimately enhance shareholder value. We believe that a triennial vote will allow us to place adequate focus on our goal of creating long-term shareholder value. Additionally, a triennial vote will provide our shareholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, thus allowing them the opportunity to compare our compensation program to the long-term performance of the company. Moreover, as Mr. Milroy has just completed his second fiscal year in the position of Chief Executive Officer, the triennial vote will allow shareholders sufficient time to evaluate the success of our long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance. Similarly, a three-year vote cycle allows sufficient time for our Compensation Committee to fully analyze our compensation program, as compared to our performance over that same time period, and implement any necessary changes. Finally, the board believes that the company will be better served by periodic votes on compensation that afford the Compensation Committee time to understand concerns and deliberate appropriate responses, and allow shareholders time to see responsive changes. In the event an advisory vote indicates shareholder concern, the board believes it will best serve shareholders by taking the time to understand the issues and thoughtfully develop responsive alternatives. Ultimately, our board believes that anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the company.

Because this vote is advisory, it will not be binding upon the board. However, our board values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct future advisory votes on the compensation of our NEOs. Our Board of Directors unanimously recommends that you vote “THREE YEARS” for the advisory vote on the frequency of the advisory vote on executive compensation.

GOVERNANCE OF THE COMPANY

Board of Directors and Committees

Board of Directors

Our board currently separates the office of Chairman of the Board from the office of Chief Executive Officer. Mr. M. Lenny Pippin serves as our independent Chairman of the Board, and his primary responsibilities include managing the board, facilitating communication among directors and between the board and management and leading the board self-evaluation process. Our board understands that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. As such, our board will review periodically whether to retain a non-executive in the Chairman of the Board position.

Our board has also established the following committees to assist with providing oversight to the company: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Our board has adopted a written charter for each of its committees, copies of which are available at our website at http://www.gkservices.com.

Our board held four meetings during fiscal 2011, all of which were held in person, and took action by written consent six times. Each of our directors attended all of the meetings of the board and the committees of the board on which such director served during the 2011 fiscal year.

Director Attendance at Annual Meetings of Shareholders

We do not have a formal policy with respect to attendance by board members at the annual meeting of shareholders, but all directors are encouraged to attend, and we attempt to coordinate scheduling of our annual meeting of shareholders to accommodate attendance by directors. All of our directors attended our fiscal 2010 annual meeting of shareholders.

Independence

With the exception of Messrs. Milroy and Wright, who are employees of our company, all of the members of our board are independent within the meaning of applicable NASDAQ Global Select Market and SEC rules. When considering the independence of directors, the board determined that Mr. Doyle’s and Mr. Fortun’s respective positions with Domino’s Pizza, Inc. and Hutchinson Technology, Inc., both of which are customers of the company, did not impair their independence. All of the transactions with Domino’s Pizza and Hutchinson Technology were conducted on arm’s length terms in the ordinary course of business, and the amount involved with the transactions represent less than 1% of the revenues of our company.

Board Oversight of Company Risk

We rely on our comprehensive enterprise risk management (ERM) process to aggregate, monitor, measure and manage risks. Through our ERM process, our board and management work together to identify, assess and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. As a part of our ERM process, management regularly reviews the effectiveness of our risk management practices and capabilities to determine our risk exposure. Management then elevates certain key risks for discussion at the board level. Our board, with the assistance of management, also annually assesses the effectiveness of our ERM program. Our ERM program is overseen by our board; our Vice President and General Counsel, who is a member of our executive team, and our Director of Internal Audit share day-to-day management responsibility for this program.

Additionally, our Audit Committee is primarily responsible for oversight of our policies and practices concerning internal control over financial practices and capabilities to determine our risk exposure. Management then elevates certain key risks for discussion at the board level. Our board, with the assistance of management, also annually assesses the effectiveness of our ERM program. Our ERM program is overseen by our board; our Vice President and General Counsel, who is a member of our executive team, and our Director of Internal Audit share day-to-day management responsibility for this program.

Additionally, our Audit Committee is primarily responsible for oversight of our policies and practices concerning internal control over financial reporting and risk assessments related to such internal controls. Our Audit Committee reviews and takes appropriate action with respect to the company’s annual and quarterly financial statements, the internal audit program and disclosures made with respect to the company’s internal controls. To facilitate these risk oversight responsibilities, the committee receives regular briefings from members of management on the internal audit plan, Sarbanes-Oxley Section 404 compliance, any significant litigation, ethics program matters and health, safety and environmental matters. The committee also regularly holds executive sessions with representatives of our independent public accounting firm.

In addition to the Audit Committee’s role in financial risk oversight, each of the other board committees considers risk as it relates to its particular areas of responsibility. Our Compensation Committee oversees and administers our incentive and equity compensation programs to ensure that the programs create incentives for strong operational performance and for the long-term benefit of the company and its shareholders without incentivizing undue risk. The committee receives regular briefings from our Senior Vice President, Human Resources, our Vice President and General Counsel, our Director of Compensation and Benefits and the committee’s retained compensation consultant on compensation matters. Finally, our Corporate Governance Committee oversees risks related to board composition and governance matters and receives regular briefings from our Vice President and General Counsel.

Corporate Governance Committee

We have established a Corporate Governance Committee of the Board of Directors comprised solely of “independent directors” (as defined by applicable rules and regulations of the Securities Exchange Commission, NASDAQ Global Select Market and other relevant regulatory bodies), one of whom also serves on the Compensation Committee of the board. The Corporate Governance Committee operates pursuant to a written charter adopted by the board. The primary roles of the Corporate Governance Committee are to monitor the effectiveness of the board in carrying out certain responsibilities, to assure appropriate board composition, to recommend a Chief Executive Officer and to review annually the performance of the company’s Chief Executive Officer and the operation of the board (including its Chairman and its various committees). In addition, the Corporate Governance Committee presents qualified director candidates to the full board and considers qualified nominees recommended by shareholders.

The Corporate Governance Committee, which presently consists of Chair M. Lenny Pippin and Mr. Bronson, held three meetings during fiscal 2011, all of which were held in person, and did not take action by written consent. The Chair and members of the Corporate Governance Committee are appointed by our board.

Audit Committee

We have established an Audit Committee of the Board of Directors which assists the board in fulfilling certain oversight responsibilities and consists solely of independent directors. The Audit Committee operates pursuant to a written charter adopted by the board. As set forth in the charter, the primary responsibilities of the Audit Committee include serving as an independent and objective party to monitor our financial reporting process and the system of internal control over financial reporting; reviewing and appraising the audit results of our independent auditors and internal audit department; and providing an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and our board. The charter also requires that the Audit Committee appoint our independent auditors and review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent auditors, other than services falling within the de minimis exceptions permitted under Section 202 of the Sarbanes-Oxley Act.

The Audit Committee, which presently consists of Chair Alice M. Richter, Ms. Crump-Caine and Mr. Mrozek, held nine meetings during fiscal 2011, four of which were held in person and five of which were conducted by telephone, and did not take action by written consent. The Audit Committee met and held discussions with management and representatives from Ernst & Young prior to the public release of earnings information for each of our completed fiscal periods, and prior to each Quarterly Report on Form 10-Q and our Annual Report on Form 10-K being filed with the Securities and Exchange Commission.

Our board has determined that two members of the Audit Committee, specifically Ms. Richter and Mr. Mrozek, are “Audit Committee Financial Experts,” as that term is defined in Item 407(d)(5) of SEC Regulation S-K. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Global Select Market’s listing standards, and meets the criteria for independence set forth in Rule 5605(c)(2) of the NASDAQ Global Select Market’s listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Our board has also determined that each of the Audit Committee members is able to read and understand financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee

The Compensation Committee of the Board of Directors, which presently consists of Chair Wayne M. Fortun and Messrs. Bronson and Doyle, held three meetings during fiscal 2011, all of which were held in person, and did not take action by written consent. All members of the Compensation Committee are “independent directors” within the meaning of the NASDAQ Global Select Market’s Rule 5605(a)(2) and “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934. The Compensation Committee reviews our compensation policies and practices and makes recommendations to the independent members of our board in connection with all compensation matters affecting our NEOs. A description of the processes and procedures for considering and determining executive compensation is included in the “Executive Compensation – Compensation Discussion and Analysis” section of this proxy statement.

Hay Group provides independent compensation consultation and advice to the Compensation Committee to assist in aligning executive compensation with the long-term interests of shareholders and our corporate goals and strategies and ensuring our compensation remains competitive. Although Hay Group primarily supports the Compensation Committee, on occasion, Hay Group provides market data and general compensation consultation to management with respect to non-NEO employees. As requested by the Compensation Committee, Hay Group provides guidance as it relates to the following committee responsibilities:

—	reviews Compensation Committee agendas and supporting materials in advance of each meeting;

—	as requested, attends Compensation Committee meetings;

—	makes recommendations on companies to include in our peer group, analyzes the selected peer group information and reviews other survey data for competitive comparisons;

—	reviews our executive compensation programs and competitive positioning for reasonableness and appropriateness;

—	reviews our total executive compensation program and advises the Compensation Committee of plans or practices that might be changed to improve effectiveness;

—	oversees survey data on executive pay practices and amounts that come before the Compensation Committee;

—	provides market data and recommendations on Chief Executive Officer compensation without prior review by management, except for necessary fact checking;

—	provides market data and recommendations on director compensation;

—	reviews any significant executive employment or change-in-control provisions in advance of being presented to the Compensation Committee and/or the board for approval;

—	periodically reviews the Compensation Committee’s charter and recommends changes;

—	advises the Compensation Committee on best-practice ideas for board governance as it pertains to executive compensation as well as areas of risk in our compensation program;

—	as requested, advises the Compensation Committee on management proposals; and

—	undertakes other projects at the request of the Compensation Committee.

In fiscal 2011, as part of its ongoing services to the Compensation Committee as described above, a Hay Group representative attended all regularly scheduled meetings of the Compensation Committee (either in person or telephonically) and worked on the following projects:

—	reviewed our peer group and made recommendations on changes thereto;

—	participated in review and design of our long-term incentive and equity programs;

—	reviewed board compensation and recommended revising equity compensation to reflect an overall fixed value rather than a fixed number of shares; and

—	conducted market analysis of chief executive officer compensation and made recommendations on changes to Mr. Milroy’s total compensation package for fiscal 2011.

Ability of Shareholders to Communicate with the Company’s Board of Directors

We have established means for shareholders and others to communicate with our board. If a shareholder wishes to address a matter regarding our financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chair of the Audit Committee in care of our Corporate Secretary at our headquarters address. If the matter relates to our governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chair of the Corporate Governance Committee in care of our Corporate Secretary at our headquarters address. If the matter relates to our compensation practices, it should be submitted in writing addressed to the Chair of the Compensation Committee in care of our Corporate Secretary at our headquarters address. If a shareholder is unsure where to direct a communication, the shareholder may direct it in writing to the Chairman of the Board, or to any one of the independent directors of the company, in care of our Corporate Secretary at our headquarters address. As appropriate, these shareholder communications will be forwarded by our Corporate Secretary to the appropriate addressee.

Consideration of Director Candidates

The Corporate Governance Committee, together with the Chairman of the Board and other directors, recruits director candidates and presents qualified candidates to the board for consideration. At each annual shareholders’ meeting, the board proposes to the shareholders a slate of nominees for election or re-election to the board. Shareholders may propose director nominees for consideration by the Corporate Governance Committee by submitting a recommendation in writing to the Chair of the Corporate Governance Committee, in care of our Corporate Secretary at our headquarters address. We use third party search firms to locate and evaluate qualified candidates.

Qualified director candidates, whether identified by shareholders or otherwise, will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. The Corporate Governance

Committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. The Corporate Governance Committee considers a number of factors in its evaluation of diversity, including diversity with respect to viewpoint, skills, experience, community involvement, geography, age, race, gender and ethnicity. Based on these factors and the qualifications and background of each director, we believe the current composition of our board is diverse.

If the Corporate Governance Committee approves a candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with members of the Corporate Governance Committee, along with the Chairman of the Board and our Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the board. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including personal integrity, and concern for the company’s success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital role in our good corporate citizenship and image, time available for meetings and consultation on company matters, and willingness to assume broad, fiduciary responsibility. Shareholders who wish to nominate a candidate for election to our board at the annual meeting must comply with our advance notice bylaw described elsewhere in this proxy statement.

Report of the Audit Committee

The Audit Committee has reviewed our audited consolidated financial statements for the last fiscal year, and has discussed them with management and the independent registered public accounting firm.

Specifically, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence, including a consideration of the compatibility of non-audit services with such independence.

The Audit Committee, based on the review and discussions described above with management and Ernst & Young, has recommended to our Board of Directors, which adopted this recommendation, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal 2011 for filing with the Securities and Exchange Commission.

As reported:

LYNN CRUMP-CAINE

ERNEST J. MROZEK

ALICE M. RICHTER

The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such report by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such acts.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was during fiscal 2011 an officer, former officer or employee of the company or any of its subsidiaries. During fiscal 2011, none of our executive officers served as a member of (i) the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, (ii) the board of directors of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) the compensation committee (or other board committee performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our board.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct for our board, a Code of Ethical Conduct for our employees, officers and directors generally, and a Code of Ethical Conduct for Senior Executives and Financial Managers. The latter of these codes, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. These codes are posted on our website at http://www.gkservices.com. We will promptly disclose on our website amendments to certain provisions of these codes, and any waivers of provisions of these codes required to be disclosed under the rules of the SEC or the NASDAQ Global Select Market.

Voting Securities and Principal Holders Thereof

The following table sets forth, as of September 6, 2011, the record date for the annual meeting, certain information with regard to the beneficial ownership of our common stock and the voting power resulting from the ownership of such stock by (i) all persons known by us to be the owner, of record or beneficially, of more than 5% of our outstanding common stock, (ii) each of our directors and each of the nominees for election to our board, (iii) each NEO, and (iv) all executive officers and directors as a group, without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address of each of the following persons is 5995 Opus Parkway, Minnetonka, Minnesota 55343.

	Class A Common Stock
Name of Beneficial Owner(1)	Number of Shares	Percent of Class
Milroy, Douglas A.(2)	247,882	1.32%
Wright, Jeffrey L.(3)	170,182	*
Wood, Robert G.(4)	125,874	*
Curran, Timothy N.(5)	72,850	*
Cotter, Jeffrey L.(6)	30,686	*
Fortun, Wayne M.(7)	30,263	*
Pippin, M. Lenny(8)	25,606	*
Bronson, John S.(9)	23,728	*
Richter, Alice M.(9)	20,328	*
Doyle, J. Patrick(10)	21,728	*
Mrozek, Ernest J.(10)	21,728	*
Crump-Caine, Lynn(11)	11,328	*
All executive officers and directors as a group (12 persons)(12)	802,183	4.29%

Dimensional Fund Advisors, Inc.(13) 6300 Bee Cave Road Austin, TX 78746	1,574,925	8.41%

BlackRock Global Investors NA(13) 400 Howard Street San Francisco, CA 94105	1,497,130	8.00%

T. Rowe Price Associates, Inc.(13) 100 East Pratt Street Baltimore, MD 21202	1,218,750	6.51%

Lee Munder Capital Group, LLC(14) 200 Clarendon Street Boston, MA 02116	976,647	5.22%

*	Indicates an amount less than 1%.

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2)

Includes 142,568 shares subject to stock options that are exercisable within 60 days and 72,410 shares of unvested restricted stock. Also includes 3,000 shares for which Mr. Milroy shares voting power with his spouse.

(3)

Includes 108,816 shares subject to stock options that are exercisable within 60 days and 41,969 shares of unvested restricted stock. Also includes 21,930 shares for which Mr. Wright shares voting power with his spouse.

(4)

Includes 85,803 shares subject to stock options that are exercisable within 60 days and 22,592 shares of unvested restricted stock. Also includes 4,720 shares pledged as security against a line of credit.

(5)	Includes 41,788 shares subject to stock options that are exercisable within 60 days and 22,508 shares of unvested restricted stock.

(6)	Includes 13,097 shares subject to stock options that are exercisable within 60 days and 14,296 shares of unvested restricted stock.

(7)	Includes 14,100 shares subject to stock options that are exercisable within 60 days and 2,328 shares of unvested restricted stock.

(8)	Includes 18,900 shares subject to stock options that are exercisable within 60 days and 3,806 shares of unvested restricted stock.

(9)	Includes 15,100 shares subject to stock options that are exercisable within 60 days and 2,328 shares of unvested restricted stock.

(10)	Includes 14,100 shares subject to stock options that are exercisable within 60 days and 2,328 shares of unvested restricted stock.

(11)	Includes 7,800 shares subject to stock options that are exercisable within 60 days and 2,328 of shares of unvested restricted stock.

(12)	Includes 491,272 shares subject to stock options that are exercisable within 60 days and 191,549 shares of unvested restricted stock.

(13)	Based solely upon the most recent report filed with the Securities and Exchange Commission pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended.

(14)	Based solely upon the most recent report filed with the Securities and Exchange Commission pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, as amended.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family, or held in trust for any other person, including family members, or held by a family limited partnership or foundation.

Certain Transactions

Our board reviews and approves any transactions between our company or any of its subsidiaries and related parties in which the related person has or will have a material direct or indirect interest. Our board’s related review and approval policies are not in writing, but in conducting such reviews and approving such transactions, among other things, our board considers the type of transaction proposed, appropriate regulatory requirements, the monetary value of the transaction, the nature of the goods and/or services involved and whether the transaction may influence the related person’s ability to exercise independent business judgment when conducting the company’s business and affairs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ Global Select Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to the company, or written representations that no Forms 5 were required, we believe that during fiscal 2011, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, with the exception of reports filed by Timothy Curran, Thomas Dietz and Robert Wood; each such report was originally timely filed, but the reports were subsequently amended to correct an inadvertent error in the number of shares reported.

Proposals of Shareholders for the 2012 Annual Meeting

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2012 annual meeting of shareholders, the proposal must be received by us at our principal executive offices at 5995 Opus Parkway, Minnetonka, MN 55343 by May 23, 2012. The proposal must include proof of ownership of our stock and should be sent to the attention of our Corporate Secretary. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

Under our Amended and Restated Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing, together with certain specified information relating to such shareholder’s stock ownership, identity and other matters, to our Corporate Secretary at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2012 annual meeting:

—

if the 2012 annual meeting is being held within 30 days before or 60 days after the anniversary of the date of this year’s annual meeting (November 3, 2011), we must receive notice not less than 120 days in advance of the first anniversary of the 2011 annual meeting; or

—	120 days in advance of the annual meeting or, if later, ten days following the first public announcement of the date of such annual meeting of shareholders.

Our fiscal 2012 annual meeting of shareholders is tentatively scheduled to be held on November 8, 2012. Assuming that our 2012 annual meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting no later than July 6, 2012. If we do not receive notice prior to such date, or if we meet certain other requirements of applicable SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when any such matters are raised at the meeting.

A shareholder’s nomination for director must contain the following information about the nominee (among other information, as specified in our Amended and Restated Bylaws):

—	name;

—

all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required under Regulation 14A of the Securities Exchange Act of 1934; and

—	such person’s signed written consent to being a nominee and to serving as a director if elected.

A shareholders’ notice of a proposed item of business must include (among other information, as specified in our Amended and Restated Bylaws):

—	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

—	the name and address, as they appear on the company’s books, of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf the proposal is made;

—	the information required by Section 16(b)(y)(ii) of the rules of the Securities Exchange Act of 1934 with respect to such shareholder and any such beneficial owner;

—	any material interest the shareholder has in such business; and

—

a representation and other appropriate evidence that the shareholder is a holder of record of shares of stock entitled to vote on such business at the meeting, will continue to be a holder of record of such shares of stock, and intends to appear in person or by proxy at the meeting to make the proposal.

As set forth in our Amended and Restated Bylaws, a shareholder’s notice, whether to nominate a director or to introduce an item of business at an annual meeting, must also contain specified information regarding the shareholder and any beneficial owner on whose behalf the proposal is made. Due to the complexity of the respective rights of the shareholders and the company under Rule 14a-8 and the advance notice provisions of our Amended and Restated Bylaws, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted to us by certified mail, return receipt requested.

Discretionary Proxy Voting Authority/ Untimely Shareholder Proposals

Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs our use of our discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. As set forth above, shareholders must comply with the advance notice procedure in our Amended and Restated Bylaws if they are to submit a proposal for consideration at our annual meeting. We do not intend to entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Amended and Restated Bylaws. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination.

Shareholders Sharing an Address

Shareholders sharing an address with another shareholder may receive only one copy of our annual report and proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate annual report or set of proxy materials now or in the future may write us to request a separate copy of these materials from Investor Relations, G&K Services, Inc., 5995 Opus Parkway, Minnetonka, MN 55343, or by calling Investor Relations, at (952) 912-5500. Any shareholder sharing an address with another shareholder can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies of annual reports or proxy statements by contacting us as set forth above.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended July 2, 2011, as filed with the SEC, including the financial statements, schedules and list of exhibits, and any exhibit specifically requested, will be furnished without charge to any shareholder upon written request. Please write or call Investor Relations at the following address or telephone number: G&K Services, Inc., 5995 Opus Parkway, Minnetonka, Minnesota 55343; phone (952) 912-5500. You may also access a copy of our Form 10-K on both our website at http://www.gkservices.com and the SEC’s website at http://www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 3, 2011

Our proxy statement and 2011 Annual Report are available at http://www.gkservices.com.

Directions to the Meeting

You may request directions to the annual meeting by writing or calling Investor Relations at the following address or telephone number: G&K Services, Inc., 5995 Opus Parkway, Minnetonka, Minnesota 55343; phone (952) 912-5500.

Solicitation

We will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but our officers and regular employees may solicit proxies personally, by telephone, by special letter, or via the Internet.

Our board does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

G&K Services, Inc.

Jeffrey L. Cotter

Vice President, General Counsel and Corporate Secretary

G&K SERVICES, INC. 5995 OPUS PARKWAY MINNETONKA, MN 55343

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M38161-P15694	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

G&K SERVICES, INC. The Board of Directors recommends that you vote FOR the following directors and FOR proposals 2 and 3:	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors
1.	Proposal to elect three Class I directors for a term of three years.
Nominees:
01) Lynn Crump-Caine
02) J. Patrick Doyle
	03) M. Lenny Pippin					For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal 2012.					☐	☐	☐

3.	Proposal to approve, by non-binding advisory vote, executive compensation.					☐	☐	☐

The Board of Directors recommends you vote for 3 years:					1 Year	2 Years	3 Years	Abstain

4.	Proposal to recommend, by non-binding advisory vote, the frequency of the advisory vote on executive compensation.				☐	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

(Shareholder must sign exactly as the name appears above. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders to be held on November 3, 2011.

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M38162-P15694

G&K SERVICES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

November 3, 2011

The undersigned, a shareholder of G&K Services, Inc., hereby appoints Douglas A. Milroy and Jeffrey L. Cotter, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual shareholders’ meeting of G&K Services, Inc. to be held at our corporate headquarters, 5995 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, November 3, 2011, at 10:00 a.m., Central Daylight Time, and at any and all adjournments and postponements thereof, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR ratification of the appointment of auditors, FOR the non-binding advisory vote on executive compensation, THREE YEARS for the non-binding advisory vote on the frequency of the advisory vote on executive compensation, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)